                                                                    EXHIBIT 10.8
                                                                    ------------

================================================================================

                                CREDIT AGREEMENT

                                   dated as of


                                December 19, 1996


                                      among


                              SINTER METALS, INC.,


                  CERTAIN SUBSIDIARIES OF SINTER METALS, INC.,


                            THE LENDERS NAMED HEREIN,


                                    NBD BANK,
                             as Administrative Agent


                                       and


                              SALOMON BROTHERS INC,
                              as Syndication Agent

                          -----------------------------


                               CITICORP USA, INC.,
                             as Documentation Agent


================================================================================

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----

                                                ARTICLE I

                                               DEFINITIONS

SECTION 1.01.               Defined Terms.........................................................       1
SECTION 1.02.               Classification of Loans and Borrowings................................      36
SECTION 1.03.               Terms Generally ......................................................      36
SECTION 1.04.               Accounting Terms; GAAP................................................      37
SECTION 1.05.               Foreign Currency Amounts..............................................      37


                                                ARTICLE II

                                               THE CREDITS

SECTION 2.01.               Commitments...........................................................      38
SECTION 2.02.               Loans and Borrowings..................................................      38
SECTION 2.03.               Requests for Borrowings...............................................      39
SECTION 2.04.               Swingline Loans.......................................................      41
SECTION 2.05.               Letters of Credit.....................................................      43
SECTION 2.06.               Funding of Borrowings.................................................      49
SECTION 2.07.               Interest Elections....................................................      50
SECTION 2.08.               Termination and Reduction of Commitments..............................      52
SECTION 2.09.               Repayment of Loans; Evidence of Debt..................................      53
SECTION 2.10.               Amortization of Term Loans............................................      54
SECTION 2.11.               Prepayment of Loans...................................................      55
SECTION 2.12.               Fees..................................................................      59
SECTION 2.13.               Interest..............................................................      60
SECTION 2.14.               Alternate Rate of Interest............................................      61
SECTION 2.15.               Increased Costs.......................................................      62
SECTION 2.16.               Break Funding Payments................................................      64
SECTION 2.17.               Taxes.................................................................      65
SECTION 2.18.               Payments Generally; Pro Rata Treatment; Sharing of
                                     Set-Offs.....................................................      68
SECTION 2.19.               Mitigation Obligations; Replacement of Lenders........................      71





                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

SECTION 3.01.               Organization; Powers..................................................      72
SECTION 3.02.               Authorization; Enforceability.........................................      72
SECTION 3.03.               Governmental Approvals; No Conflicts..................................      73
SECTION 3.04.               Financial Condition; No Material Adverse Change.......................      73
SECTION 3.05.               Properties............................................................      74
SECTION 3.06.               Litigation and Environmental Matters..................................      74
SECTION 3.07.               Compliance with Laws and Agreements...................................      75
SECTION 3.08.               Investment and Holding Company Status.................................      75
SECTION 3.09.               Taxes.................................................................      75
SECTION 3.10.               ERISA.................................................................      76
SECTION 3.11.               Disclosure............................................................      76
SECTION 3.12.               Subsidiaries..........................................................      76
SECTION 3.13.               Insurance.............................................................      76
SECTION 3.14.               Labor Matters.........................................................      76
SECTION 3.15.               Solvency..............................................................      77


                                   ARTICLE IV

                                   CONDITIONS
                                   ----------

SECTION 4.01.               Effective Date........................................................      77
SECTION 4.02.               Each Credit Event.....................................................      82


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

SECTION 5.01.               Financial Statements and Other Information............................      83
SECTION 5.02.               Notices of Material Events............................................      84
SECTION 5.03.               Information Regarding Collateral......................................      85
SECTION 5.04.               Existence; Conduct of Business........................................      85
SECTION 5.05.               Payment of Obligations................................................      86
SECTION 5.06.               Maintenance of Properties.............................................      86
SECTION 5.07.               Insurance.............................................................      86
SECTION 5.08.               Books and Records; Inspection and Audit Rights........................      87
SECTION 5.09.               Compliance with Laws..................................................      88








SECTION 5.10.               Use of Proceeds and Letters of Credit.................................      88
SECTION 5.11.               Subsidiaries..........................................................      88
SECTION 5.12.               Further Assurances....................................................      89
SECTION 5.13.               Casualty and Condemnation.............................................      89
SECTION 5.14.               Rate Protection Arrangements..........................................      90
SECTION 5.15.               Fiscal Year...........................................................      90


                                                    ARTICLE VI

                                                NEGATIVE COVENANTS
                                                ------------------

SECTION 6.01.               Indebtedness..........................................................      91
SECTION 6.02.               Liens; Sale and Lease-Back Transactions...............................      92
SECTION 6.03.               Fundamental Changes...................................................      94
SECTION 6.04.               Investments, Loans, Advances, Guarantees and
                                     Acquisitions; Asset Sales....................................      95
SECTION 6.05.               Hedging Agreements....................................................      97
SECTION 6.06.               Restricted Payments; Prepayments of Debt..............................      97
SECTION 6.07.               Transactions with Affiliates..........................................      98
SECTION 6.08.               Restrictive Agreements................................................      98
SECTION 6.09.               Capital Expenditures..................................................      99
SECTION 6.10.               Other Arrangements....................................................     100
SECTION 6.11.               Debt to Consolidated EBITDA...........................................     100
SECTION 6.12.               Fixed Charge Coverage Ratio...........................................     101
SECTION 6.13.               Interest Coverage Ratio...............................................     101
SECTION 6.14.               Net Worth.............................................................     101
SECTION 6.15.               EBITDA................................................................     101


                                                                                                  --------
                                                      ARTICLE VII

                                                   EVENTS OF DEFAULT                                   102
                                                   -----------------


                                                                                                  --------
                                                     ARTICLE VIII

                                                      THE AGENTS                                       105
                                                      ----------



                                                           ARTICLE IX

                                                          MISCELLANEOUS
                                                          -------------

SECTION 9.01.               Notices...............................................................     108
SECTION 9.02.               Waivers; Amendments...................................................     109
SECTION 9.03.               Expenses; Indemnity; Damage Waiver....................................     111
SECTION 9.04.               Successors and Assigns................................................     112
SECTION 9.05.               Survival..............................................................     115
SECTION 9.06.               Counterparts; Integration; Effectiveness..............................     115
SECTION 9.07.               Severability..........................................................     116
SECTION 9.08.               Rights of Setoff......................................................     116
SECTION 9.09.               Governing Law; Jurisdiction; Consent to Service of
                                     Process......................................................     116
SECTION 9.10.               WAIVER OF JURY TRIAL..................................................     117
SECTION 9.11.               Headings..............................................................     117
SECTION 9.12.               Confidentiality.......................................................     118
SECTION 9.13.               Interest Rate Limitation..............................................     118
SECTION 9.14.               Conversion of Currencies..............................................     119
SECTION 9.15.               Release of Liens and Guarantees ......................................     119



SCHEDULES:
----------

Schedule 2.01             --   Commitments
Schedule 2.05(a)          --   Letter of Credit
Schedule 3.05(a)          --   Properties
Schedule 3.06(a)          --   Environmental Matters
Schedule 3.06(b)          --   Actions, Suits, Proceedings
Schedule 3.09             --   Taxes
Schedule 3.12             --   Subsidiaries
Schedule 3.13             --   Insurance
Schedule 3.14             --   Labor Matters
Schedule 4.01(o)          --   Sources and Uses
Schedule 6.01             --   Existing Indebtedness
Schedule 6.02             --   Existing Liens
Schedule 6.07(d)          --   Affiliate Transactions
Schedule 6.08             --   Existing Restrictions

EXHIBITS:
---------

Exhibit A       --    Form of Assignment and Acceptance
Exhibit B       --    Form of Company Guarantee
Exhibit C       --    Form of Company Holdings Pledge Agreement
Exhibit D       --    Form of Company Pledge Agreement
Exhibit E       --    Form of Company Security Agreement
Exhibit F       --    Form of Germany Subsidiary Guarantee
Exhibit G       --    Form of Holdings Guarantee
Exhibit H-1     --    Form of Holdings Pledge Agreement
Exhibit H-2     --    Form of Holdings Assignment of Claims
Exhibit I       --    Form of U.S. Subsidiary Guarantee
Exhibit J       --    Form of U.S. Subsidiary Pledge Agreement
Exhibit K       --    Form of U.S. Subsidiary Security Agreement
Exhibit L-1     --    Form of Opinion of U.S. Counsel
Exhibit L-2     --    Form of Opinion of Mortgage Counsel
Exhibit L-3     --    Form of Opinion of German Counsel





                                    CREDIT AGREEMENT dated as of December 19,
                           1996 (as amended or modified from time to time in accordance with the terms hereof, this "Agreement"), among SINTER METALS, INC., a Delaware corporation (the "Company"); SINTER METALS GMBH, a German limited liability company and a wholly owned Subsidiary of the Company ("Holdings"); such of the Eligible Holdings Subsidiaries (as defined herein) as become signatories hereto from time to time (the "Subsidiary Borrowers" and, together with the Company and Holdings, the "Borrowers"), the LENDERS party hereto, NBD BANK, as Administrative Agent and Collateral Agent, and SALOMON BROTHERS INC, as Syndication Agent.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

                  "ACQUIRED ENTITIES" means Powder Metal Holding, Inc., a Delaware corporation, Krebsoege USA, Inc., a Delaware corporation, Metallwerk Langensalza GmbH, a German limited liability company, and Krebsoge Sinterholding GmbH, a German limited liability company.

                  "ACQUISITIONS" means the acquisitions in accordance with applicable law of (i) Powder Metal Holding, Inc., a Delaware corporation, and Krebsoege USA, Inc., a Delaware corporation, by the Company, pursuant to the Stock Purchase Agreement, dated as of October 7, 1996, between Maag Holding AG, a Swiss corporation, and the Company, as amended, and (ii) Krebsoege Sinterholding GmbH, a German limited liability company, and Metallwerk Langensalza GmbH, a German limited liability company, by Holdings, pursuant to the Stock Purchase Agreement, dated as of October 11, 1996, between Maag Holding AG, a Swiss corporation, and the Company, as amended.

                  "ADDITIONAL GUARANTEE" has the meaning set forth in the definition of "German Borrower Condition".

                  "ADJUSTED DIBO RATE" means, with respect to any Eurodeutschemark Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the DIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADMINISTRATIVE AGENT" means NBD Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "AGENTS" means the Administrative Agent and the Collateral Agent.

                  "AGREEMENT CURRENCY" has the meaning set forth in Section 9.14(b).

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE CREDITOR" has the meaning set forth in Section 9.14(b).

                  "APPLICABLE PERCENTAGE" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment or, as the context may require, the percentage of the total U.S. Revolving Commitments or German Revolving Commitments represented by such Lender's U.S. Revolving Commitment or German Revolving Commitment, respectively. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

                  "APPLICABLE RATE" means, for any day the applicable rate per annum set forth in the table below (i) under the caption "ABR Revolving Spread", in the case of ABR Revolving Loans, (ii) under the caption "Tranche A ABR Spread", in the case of ABR Loans that are Tranche A Term Loans, (iii) under the caption "Tranche B ABR Spread", in the case of ABR Loans that are Tranche B Term Loans, (iv) under the caption "FNBC Prime Rate Spread", in the case of German Swingline Loans, (v) under the caption "Eurocurrency Term Loan Spread", in the case of Eurocurrency Term Loans other than Tranche B Term Loans, (vi) under the caption, "Eurocurrency Revolving Loan Spread" in the case of Eurocurrency Revolving Loans and (vii) under the caption "Tranche B Eurodollar Spread", in the case of Eurodollar Loans that are Tranche B Term Loans, in each case based upon the Leverage Ratio as of the most recent determination date; PROVIDED that from the date hereof until the earlier of August 19, 1997 and the date of delivery of consolidated financial statements of the Company in respect of the fiscal quarter ended June 30, 1997 (the "INITIAL PERIOD"), the "Applicable Rate" shall be as set forth in the following provisions of this definition:

===================================================================================================================

                       ABR      TRANCHE A                                 EUROCURRENCY  EUROCURRENCY   TRANCHE B
                       ---      ---------                                 ------------  ------------   ---------
 LEVERAGE RATIO:    Revolving      ABR        TRANCHE B     FNBC PRIME     TERM LOAN     REVOLVING     EURODOLLAR
 ---------------    ---------      ---        ---------     ----------     ---------     ---------     ----------
                     SPREAD       SPREAD     ABR SPREAD     RATE SPREAD      SPREAD     LOAN SPREAD      SPREAD
                     ------       ------     ----------     -----------      ------     -----------      ------
-------------------------------------------------------------------------------------------------------------------

    CATEGORY 1
    ----------
greater than or       1.00%       1.50%         2.00%          1.00%         2.50%         2.00%         3.00%
equal to 3.5
-------------------------------------------------------------------------------------------------------------------

    CATEGORY 2
    ----------
greater than or        .50%       1.00%         1.50%           .50%         2.00%         1.50%         2.50%
equal to 3.25 and
less than 3.5
-------------------------------------------------------------------------------------------------------------------

    CATEGORY 3
    ----------
greater than or        .25%        .75%         1.25%           .25%         1.75%         1.25%         2.25%
equal to 3.0 and
less than 3.25
-------------------------------------------------------------------------------------------------------------------

    CATEGORY 4
    ----------
greater than or equal   .0%        .50%         1.00%            .0%         1.50%         1.00%         2.00%
to 2.75 and less than
3.0
-------------------------------------------------------------------------------------------------------------------

    CATEGORY 5
    ----------
greater than or equal   .0%        .25%          .75%            .0%         1.25%          .75%         1.75%
to 2.50 and less than
2.75
-------------------------------------------------------------------------------------------------------------------

    CATEGORY 6
    ----------
less than 2.50          .0%         .0%          .75%            .0%         1.00%          .50%         1.75%

===================================================================================================================


                  For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company's fiscal year based upon the Company's consolidated financial statements delivered pursuant to
Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; PROVIDED that the Leverage Ratio shall be deemed to be in Category 1 (A) on any date that an Event of Default has occurred and is continuing or (B) if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), within the period for delivery specified in such Section, during the period from the expiration of the time for delivery thereof until the date of delivery of such consolidated financial statements and, PROVIDED, FURTHER, that (solely for the purposes of determining the Applicable Rate hereunder) the Leverage Ratio as of the last day of the fiscal quarters ended June 30, 1997 and September 30, 1997, shall be based on an annualized calculation of Consolidated EBITDA equal to (i) in the case of the Leverage Ratio at June 30, 1997, 200% of Consolidated EBITDA for the period of two fiscal quarters ended June 30, 1997 and (ii) in the case of the Leverage Ratio at September 30, 1997, 133 1/3% of Consolidated EBITDA for the period of three fiscal quarters ended September 30, 1997.

                  Notwithstanding the foregoing, the Applicable Rate during the Initial Period shall be the applicable rate per annum set forth above in Category 1; provided that the Applicable Rate in effect for that portion, if any, of the Initial Period commencing on the date (the "Reset Date") on which the Reset Condition (as defined below) shall have been satisfied shall be based on the Reset Date Leverage Ratio (as defined below) and the Category in the above table applicable to a Leverage Ratio equal thereto. For purposes hereof, the "RESET CONDITION" shall mean (i) the consummation of an Equity Issuance of common stock of the Company pursuant to a public offering registered with the Securities Exchange Commission pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, which contains (at the time of effectiveness) a pro forma consolidated statement of income for the Company and its Subsidiaries for the fiscal year ending December 31, 1996, giving effect to the Transactions and the Equity Issuance (the "SEC PRO FORMA INCOME STATEMENT") and (ii) the provision by the Company to the Lenders and the Administrative Agent of copies of the final prospectus included in such registration statement containing the SEC Pro Forma Income Statement and a statement of Total Debt as of the Reset Date, Adjusted Pro Forma 1996 EBITDA and the Reset Date Leverage Ratio, in form and detail reasonably satisfactory to the Administrative Agent, prepared and certified by a Financial Officer of the Company, which sets forth how such statement was derived from the SEC Pro Forma Income

Statement. "ADJUSTED PRO FORMA 1996 EBITDA" shall mean the pro forma Consolidated EBITDA of the Company and the Subsidiaries for the fiscal year ended December 31, 1996, calculated on the basis of the SEC Pro Forma Income Statement after adjusting the SEC Pro Forma Income Statement by (i) adding thereto, to the extent not already reflected therein, the amount of projected 1997 cost savings (approximately $[6,000,000]) attributable to the Acquisitions, as reflected in the Confidential Information Memorandum and (ii) making such other adjustments, if any, as may be necessary to reflect any difference in the actual amount of Net Proceeds received in connection with such Equity Issuance from the amount of Net Proceeds utilized in preparing the SEC Pro Forma Income Statement. "RESET DATE LEVERAGE RATIO" shall mean the ratio of (i) Total Debt as of the Reset Date to (ii) Adjusted Pro Forma 1996 EBITDA.

                  "ASSESSMENT RATE" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "BASE CD RATE" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "BASKET INDEBTEDNESS" means all Indebtedness of the Company and its Subsidiaries created, incurred, assumed or otherwise permitted to exist pursuant to clause (v), (vi) or (ix) of Section 6.01.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWERS" has the meaning set forth in the preamble to this Agreement.

                  "BORROWING" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

                  "BORROWING REQUEST" means a request by a Borrower for a Borrowing in accordance with Section 2.03 (or Section 2.04).

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in Detroit, Michigan or New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurocurrency Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in deposits in the relevant Eurocurrency in the London interbank market.

                  "CANADIAN LETTER OF CREDIT" means the letter of credit dated February 16, 1990, issued by Heller Financial, Inc., for the account of a Subsidiary in favor of the Public Utilities Commission of St. Thomas, in the amount of $180,000 Canadian dollars, and any amendments, renewals, replacements and extensions thereof. For purposes of this Agreement, the U.S. LC Exposure attributable to the full amount of the Canadian Letter of Credit shall be deemed to be $150,000 (and any U.S. LC Exposure attributable to any portion thereof shall be the equivalent proportion of $150,000), except as otherwise set forth in Section 2.05(e).

                  "CAPITAL EXPENDITURES" of any Person means, for any period,
(a) the additions to property, plant and equipment and other capital expenditures of such Person and its consolidated subsidiaries that are (or would be) set forth as expenditures for property, plant and equipment in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such Person and its consolidated subsidiaries during such period; provided, however, that "Capital Expenditures" of the Company shall not include (x) payments of the purchase price for (i) acquisitions of, or Investments in, additional Subsidiaries, or (ii) for Investments in, or for purchases or other acquisitions from any Person of assets constituting, going concerns or business units, or
(iii) for Investments in Joint Ventures or other Invested Entities, in each case made in accordance with the provisions of Section 6.04(a) or (y) Investments made pursuant to Section 6.04(a)(ix).

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period less pay-in-kind Consolidated Interest Expense and all other non-cash items that would be included in Consolidated Interest Expense, including, as applicable, the items referred to in subclauses (i) and
(ii) of the definition of Consolidated Interest Expense.

                  "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Citicorp Venture Capital or its Affiliates (collectively, "CVC"), of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither nominated nor elected by a majority of (i) the members of the board of directors of the Company on the date hereof and (ii) other directors so elected or nominated, taken together; or (c) the acquisition of direct or indirect Control of the Company by any Person or group other than CVC.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, German Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, German Term Loans, German Swingline Loans or U.S. Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a U.S. Revolving Commitment, German Revolving Commitment, Tranche A Commitment, Tranche B Commitment or German Term Commitment.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" means any and all "Collateral", as defined in any applicable Security Document.

                  "COLLATERAL AGENT" means NBD Bank, in its capacity as collateral agent for the Secured Parties (as defined in the Security Documents) under the Security Documents.

                  "COMMITMENT" means a German Revolving Commitment, U.S. Revolving Commitment, Tranche A Commitment, Tranche B Commitment, German Term Commitment or any combination thereof, as the context may require.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "COMPANY GUARANTEE" means the guarantee of the Company with respect to the Obligations of Holdings, substantially in the form of Exhibit B, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "COMPANY HOLDINGS PLEDGE AGREEMENT" means the pledge agreement among the Company and the Lenders with respect to the pledge of 65% of the outstanding shares of common stock of Holdings, substantially in the form of Exhibit C, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "COMPANY PLEDGE AGREEMENT" means the pledge agreement between the Company and the Collateral Agent, substantially in the form of Exhibit D, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "COMPANY SECURITY AGREEMENT" means the security agreement between the Company and the Collateral Agent, substantially in the form of Exhibit E, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "CONFIDENTIAL INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated October 1996 relating to the credit facilities contemplated by this Agreement, as supplemented by a revised term sheet dated November 22, 1996, in each case in the form approved by the Company provided by the Syndication Agent to potential Lenders.

                  "CONSOLIDATED EBITDA" means for any Person, without duplication, for any period for which such amount is being determined, the sum for such period of (i) Consolidated Net Income, (ii) provision for taxes based on income, (iii) Consolidated Interest Expense and (iv) other noncash items (including depreciation expense and amortization expense) reducing Consolidated Net Income, all as determined on a consolidated basis for such Person and its consolidated subsidiaries in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means for any Person, for any period for which such amount is being determined, the interest expense of such Person and its consolidated subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements or other interest rate hedging arrangements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" shall mean, for any Person for any period for which such amount is being determined, the net income (loss) of such Person and its consolidated subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP; PROVIDED that there shall be excluded (i) income (or loss) of any Person (other than a consolidated subsidiary of the Person in respect of which Consolidated Net Income is being determined) in which any other Person (other than such Person or any of its consolidated subsidiaries) has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its consolidated subsidiaries by such other Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a consolidated subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated subsidiaries or the Person's assets are acquired by such Person or any of its consolidated subsidiaries and (iii) any after-tax gains (but not pretax losses) attributable to sales of assets out of the ordinary course of business.

                  "CONSOLIDATED NET WORTH" means, with respect to any Person, at any date, all amounts which, in conformity with GAAP, would be included under stock-holders' equity on a consolidated balance sheet of such Person and its subsidiaries on such date.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "CONVERSION EVENT" has the meaning assigned to such term in
Section 2.18(f).

                  "CONVERSION PERCENTAGE" has the meaning assigned to such term in Section 2.18(f).

                  "CONVERTED LOANS" has the meaning assigned to such term in
Section 2.18(f).

                  "CONVERTED OBLIGATION" has the meaning assigned to such term in Section 2.18(f).

                  "CREDIT EVENT" has the meaning assigned to such term in
Section 4.02.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DEUTSCHE BANK TERMINATION DATE" means the earlier of (i) the date on which the liquidity facilities provided by Deutsche Bank to Holdings and its subsidiaries are terminated and (ii) June 30, 1997.

                  "DEUTSCHEMARKS" or "DM" refers to lawful money of the Federal Republic of Germany.

                  "DIBO RATE" means, with respect to any Eurodeutschemark Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to DM deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for DM deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "DIBO RATE" with respect to such Eurodeutschemark Borrowing for such Interest Period shall be the rate at which Deutschemark deposits of DM 5,000,000 for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately

11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "DISCLOSED MATTERS" means the environmental matters disclosed in Schedule 3.06(a) and the actions, suits and proceedings disclosed in Schedule 3.06(b).

                  "DOLLAR EQUIVALENT" means, on any date of determination, with respect to any amount in Deutschemarks, the equivalent in dollars of such amount, and with respect to any amount in dollars, the Deutschemark equivalent of such amount, determined in each case by the Administrative Agent using the Exchange Rate with respect to Deutschemarks then in effect.

                  "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "EFFECTIVE PERIOD" means the period beginning on the Effective Date and ending on and including the fifth Business Day following the Effective Date.

                  "ELIGIBLE HOLDINGS SUBSIDIARIES" means Krebsoege Sinterholding GmbH, Sintermetallwerk Krebsoege GmbH, Metallwerk Unterfranken GmbH and Pressmetall Krebsoege GmbH and such other wholly owned subsidiaries of Holdings as are included from time to time in the "organschaft" of Holdings.

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, investigation, remediation, release or threatened release of any Hazardous Material or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "EQUITY ISSUANCE" means the issuance by the Company or any Subsidiary of any equity securities, or the receipt by the Company or any Subsidiary of any capital contribution, other than any such issuance of equity securities to, or receipt of any such capital contribution from, the Company or a Subsidiary.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EUROCURRENCY" means dollars or Deutschemarks and, when used with reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are either Eurodollar or Eurodeutschemark Loans.

                  "EURODEUTSCHEMARK", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing,
(i) bear interest at a rate determined by reference to the Adjusted DIBO Rate and (ii) are denominated in Deutschemarks.

                  "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, (i) bear interest at a rate determined by reference to the Adjusted LIBO Rate and (ii) are denominated in dollars.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VII.

                  "EXCESS CASH FLOW" means, for any period, the sum (without duplication) of:

                  (a) the Consolidated Net Income (or loss) of the Company for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; PLUS

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (or loss) for such period; PLUS

                  (c) the sum of (i) the amount, if any, by which Net Working Capital of the Company decreased during such period plus (ii) aggregate cash proceeds received by the Company or its consolidated Subsidiaries during such period from Capital Lease Obligations or from other Indebtedness (in each case, other than CapEx Refinancing Indebtedness) incurred by the Company or its consolidated Subsidiaries during such period to finance Capital Expenditures, PROVIDED that such proceeds are not expended or to be expended in the fiscal quarter when received or the immediately following fiscal quarter to make Capital Expenditures; MINUS

                  (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such period plus (ii) the amount, if any, by which Net Working Capital of the Company increased during such period; MINUS

                  (e) Capital Expenditures of the Company paid in cash during such period, other than amounts paid from proceeds excluded as an addition to Excess Cash Flow by the proviso to clause (c)(ii) above; MINUS

                  (f) amounts paid in cash during such period on account of items that were accounted for as noncash reductions of Consolidated Net Income of the Company in such period or in a prior period; MINUS

                  (g) the aggregate principal amount of Indebtedness repaid or prepaid by the Company and its consolidated Subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans, Swingline Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(b) or (c), (iii) repayments or prepayments of Indebtedness to the extent financed by incurring other Indebtedness, including CapEx Refinancing Indebtedness, and (iv) repayments of Indebtedness incurred under Section 6.01(iii), (v) and (ix) hereof that permanently reduce (by an equivalent amount) the amount of Indebtedness that the Company or its Subsidiaries may incur under the documentation governing such Indebtedness.

For purposes of this definition, "CAPEX REFINANCING INDEBTEDNESS" means Capital Lease Obligations or other Indebtedness to the extent the proceeds thereof are used to refinance or repay Capital Lease Obligations or other Indebtedness the cash proceeds of which (or of predecessor Indebtedness refinanced thereby) have previously been included as a positive component of Excess Cash Flow in any period or were excluded as an addition to Excess Cash Flow by the proviso to clauses (c)(ii).

                  "EXCHANGE RATE" means, on any day, with respect to any Deutschemarks, the rate at which Deutschemarks may be exchanged into dollars, as set forth at approximately 11:00 a.m., Frankfurt time, on such date on the Reuters World Currency Page for Deutschemarks. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of Deutschemarks are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of dollars for delivery two Business Days later; PROVIDED that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "EXCLUDED TAXES" means, with respect to either Agent, any Lender, either Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, and except as otherwise provided in Section 2.17, (a) income or franchise taxes imposed on (or measured by) its net income (including branch profits or similar taxes) imposed as a result of a present or former connection between such Lender or any Agent or Issuing Bank and the Governmental Authority imposing such tax (other than any such connection arising solely from such Lender or any Agent or Issuing Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender (i) to the extent they are in effect and would apply as of the date such Foreign Lender becomes a party to this Agreement or (ii) to the extent they relate to payments received by a new lending office designated by such Foreign Lender and are in effect and would apply at the time such lending office is designated (other than any withholding tax imposed on payments by any Borrower from a Payment Location other than one identified in this Agreement or any schedule hereto as of the date hereof as a Payment Location from which payments would be made), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.17(a).

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FINANCIAL OFFICER" means, with respect to the Company or any Subsidiary, as the case may be, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company or such Subsidiary.

                  "FIXED CHARGE COVERAGE RATIO" means, for any period for which such ratio is being determined, the ratio for such period of (a) Consolidated EBITDA of the Company minus Capital Expenditures referred to in clause (a) of the definition thereof paid during such period to (b) the sum of (i) Cash Interest Expense, (ii) cash tax expense, (iii) the amount of Restricted Payments (other than those referred to in Section 6.06(a)(i) and Restricted Payments received by the Company or a Subsidiary), and (iv) required principal payments (whether at maturity or pursuant to any amortization, sinking fund or mandatory scheduled prepayment, redemption or repurchase provisions) of Indebtedness for borrowed money and payments in respect of the capitalized portion of Capital Lease Obligations, in each case of the Company and its consolidated Subsidiaries.

                  "FNBC PRIME RATE" means the rate of interest per annum publicly announced from time to time by The First National Bank of Chicago, Frankfurt Branch, as its prime rate in effect at its office in Frankfurt, Germany. Each change in the FNBC Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than the Relevant Jurisdiction.

                  "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GERMAN AUTHORIZED PERSON" means, with respect to any German Borrower, (i) any Financial Officer, (ii) the chief financial officer of Holdings and (iii) the controller of Holdings.

                  "GERMAN BORROWER CONDITION" means the following conditions which must be satisfied with respect to any Subsidiary Borrower prior to such Subsidiary Borrower making any Borrowing of German Revolving Loans or German Swingline Loans:

                  (i) the Company shall have executed and delivered a new guarantee agreement or an amendment to the Company Guarantee, in form and substance satisfactory to the Administrative Agent and the Required Lenders (the "ADDITIONAL GUARANTEE"), pursuant to which the Company (in addition to its obligations under the Company Guarantee) irrevocably and unconditionally guarantees all the obligations of Holdings under the Holdings Guarantee or all the obligations of such Subsidiary Borrower under this Agreement;

                 (ii) Holdings shall have executed and delivered the Holdings Guarantee in respect of such Subsidiary Borrower;

                (iii) the Company Pledge Agreement, the Company Security Agreement and the U.S. Subsidiary Guarantee Agreement shall have been amended in a manner satisfactory in form and substance to the Collateral Agent and the Required Lenders in order to provide or confirm that such agreements secure or guarantee, as applicable, the Company's obligations under the Additional Guarantee;

                (iv) such Subsidiary Borrower shall become party hereto by duly executing and delivering a counterpart of this Agreement; and

                (v) the Lenders shall have received opinions of U.S. and German counsel for the Borrowers, addressed to the Lenders and in form and substance satisfactory to the Administrative Agent and the Required Lenders, as to the due authorization, execution, delivery, validity, binding nature and enforceability of the agreements referred to in clauses (i), (ii), (iii) and (iv) above, as to the continued validity and enforceability of this Agreement in respect of the German Loan Parties other than Holdings, as to noncontravention of documents, laws and agreements and the absence of required governmental approvals, in each case in connection with the execution, delivery and performance of this Agreement and the other Loan Documents referred to above, and as to such other matters relating to the foregoing as any Lender may reasonably request.

                  "GERMAN BORROWERS" means Holdings and each Subsidiary Borrower that has become party to this Agreement.

                  "GERMAN GROUP MEMBER" means at any time Holdings and each Eligible Holdings Subsidiary at such time.

                  "GERMAN ISSUING BANK" means The First National Bank of Chicago, in its capacity as the issuer of German Letters of Credit hereunder, and any other Lender that may hereafter be designated as a German Issuing Bank hereunder pursuant to a written instrument executed by the Company and such Lender and approved by the Administrative Agent (such approval not to be unreasonably withheld). A German Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such German Issuing Bank, in which case the term "German Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "GERMAN LC DISBURSEMENT" means a payment made by the German Issuing Bank pursuant to a Letter of Credit.

                  "GERMAN LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding German Letters of Credit at such time plus (b) the aggregate amount of all German LC Disbursements that have not yet been reimbursed by or on behalf of the German Borrowers at such time. The German LC Exposure of any German Revolving Lender at any time shall be its Applicable Percentage (based on its German Revolving Commitment) of the total German LC Exposure at such time.

                  "GERMAN LETTER OF CREDIT" means any Letter of Credit issued by the German Issuing Bank pursuant to this Agreement.

                  "GERMAN LOAN PARTY" means any Loan Party that is organized under the laws of the Federal Republic of Germany or any political subdivision thereof.

                  "GERMAN REVOLVING COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make German Revolving Loans in DM and to acquire participations in German Letters of Credit hereunder, expressed in Deutschemarks as an amount representing the maximum aggregate amount of such Lender's German Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's German Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its German Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' German Revolving Commitments is DM 30,000,000.

                  "GERMAN REVOLVING EXPOSURE" means, with respect to any Lender at any time, the sum at such time of (i) the outstanding principal amount of such Lender's German Revolving Loans, (ii) such Lender's German LC Exposure and
(iii) such Lender's German Swingline Exposure.

                  "GERMAN REVOLVING LENDER" means a Lender with a German Revolving Commitment or, if the German Revolving Commitments have terminated or expired, a Lender with German Revolving Exposure.

                  "GERMAN REVOLVING LOAN" means a Loan made pursuant to clause
(e) of Section 2.01.

                  "GERMAN SUBSIDIARY GUARANTEE" means the guarantee of the German Group Members other than Holdings with respect to the Obligations of Holdings, substantially in the form of Exhibit F, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "GERMAN SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all German Swingline Loans outstanding at such time. The German Swingline Exposure of any Lender at any time shall be its Applicable Percentage (based on its German Revolving Commitment) of the total German Swingline Exposure at such time.

                  "GERMAN SWINGLINE LENDER" means The First National Bank of Chicago (or an Affiliate thereof), in its capacity as lender of German Swingline Loans hereunder, or any other Lender that may from time to time be designated to replace the then-current German Swingline Lender in such capacity pursuant to a written instrument signed by the Company and such Lender and approved by the Administrative Agent (such approval not to be unreasonably withheld).

                  "GERMAN SWINGLINE LOAN" means a Loan made to a German Borrower pursuant to Section 2.04(a).

                  "GERMAN TERM COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a German Term Loan in DM hereunder on the Effective Date, expressed in Deutschemarks as an amount representing the maximum principal amount of the German Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's German Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its German Term Commitment, as applicable. The initial aggregate amount of the Lenders' German Term Commitments is DM 124,500,000.

                  "GERMAN TERM LENDER" means a Lender with a German Term Commitment or an outstanding German Term Loan.

                  "GERMAN TERM LOAN" means a Loan made pursuant to clause (c) of
Section 2.01.

                  "GERMAN TERM LOAN MATURITY DATE" means June 30, 2003.

                  "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "GUARANTEE AGREEMENTS" means the German Subsidiary Guarantee, the Holdings Guarantee, the Company Guarantee, the U.S. Subsidiary Guarantee and any Additional Guarantee.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case above to the extent regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "HISTORICAL STATEMENTS" has the meaning given to such term in
Section 3.04(a).

                  "HOLDINGS" has the meaning set forth in the preamble to this Agreement.

                  "HOLDINGS ASSIGNMENT OF CLAIMS" means the collective reference to the assignments of claims by Holdings in favor of the Lenders substantially in the form of Exhibit H-2, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "HOLDINGS GUARANTEE" means the guarantee of Holdings with respect to the Obligations of each of the Subsidiary Borrowers, substantially in the form of Exhibit G, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "HOLDINGS PLEDGE AGREEMENT" means the pledge agreement among Holdings and the Lenders with respect to the pledge by Holdings of all the outstanding shares of common stock of Krebsoge Sinterholding GmbH and Metallwerk Langensalza GmbH owned by Holdings, substantially in the form of Exhibit H-1, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind made to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than leases and accounts payable not otherwise constituting Indebtedness), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and that are either (i) not overdue by more than 120 days or (ii) subject to a bona fide dispute), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes and Other Taxes.

                  "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.07.

                  "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest

Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, monthly in arrears on the last day of each month.

                  "INTEREST PERIOD" means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "INVESTED ENTITY" means any Person, other than a Subsidiary but including, without limitation, any Joint Venture in which the Company or any Subsidiary, as the case may be, holds an equity interest.

                  "INVESTED ENTITY EXPENSES" means the costs or expenses (i) incurred by any Invested Entity and (ii) the payment of which by the Company or any Subsidiary, as the case may be, on behalf of such Person would be appropriately attributable to an investment by the Company or such Subsidiary, as the case may be, in such Person.

                  "INVESTMENTS" shall have the meaning assigned to such term in
Section 6.04(a). For purposes hereof, the amount of an Investment at any time shall mean the initial amount thereof less any return of capital, principal or other investment amount (by way of redemption, capital distribution, repayment or otherwise) in respect thereof, or repayment or reimbursement of Invested Entity Expenses, or payment of any amount thereof by a Joint Venture or any other Person other than the Company or a Subsidiary, but not less any interest, dividends or other investment returns in respect thereof.

                  "ISSUING BANKS" means the German Issuing Bank and the U.S. Issuing Bank.

                  "JOINT VENTURE" means a limited purpose corporation, partnership, joint venture or other similar legal entity now or hereafter formed by the Company or any Subsidiary with another Person or Persons (other than Affiliates of the Company) in order to conduct a common venture or enterprise with such Person or Persons and in which the equity interests are owned by such Person or Persons and the Company or such Subsidiary, as the case may be; PROVIDED that no entity within the definition of German Group Member or Subsidiary shall be deemed a Joint Venture and no Joint Venture shall be deemed to result from the ownership by any Person of directors' qualifying shares or other shares or equity interests owned to satisfy applicable statutory or regulatory requirements.

                  "JUDGMENT CURRENCY" has the meaning assigned to such term in
Section 9.14.

                  "LC BORROWER" has the meaning assigned to such term in
Section 2.05(a).

                  "LC DISBURSEMENT" means any German LC Disbursement or U.S. LC Disbursement.

                  "LC EXPOSURE" means, at any time, the sum of (a) the U.S. LC Exposure and (b) the German LC Exposure. The LC Exposure of any Revolving Lender at any time shall be the sum of its Applicable Percentages of the U.S.
LC Exposure and the German LC Exposure.

                  "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders.

                  "LETTER OF CREDIT" means any German Letter of Credit or U.S. Letter of Credit.

                  "LEVERAGE RATIO" means, on any date, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA of the Company for the most recent period of four consecutive fiscal quarters ended on or prior to such date.

                  "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN DOCUMENTS" means this Agreement, the Guarantee Agreements, the Security Documents and any Notes.

                  "LOAN PARTIES" means each Borrower and each Subsidiary that is party to any Loan Document.

                  "LOANS" means the loans made by any of the Lenders to the Borrowers pursuant to this Agreement.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations or condition, financial or otherwise, of
(i) the Company and the Subsidiaries taken as a whole, (ii) the Company and its U.S. Subsidiaries, taken as a whole, or (iii) Holdings and its subsidiaries, taken as a whole, (b) the ability of the Company and its U.S. Subsidiaries, taken as a whole, or of Holdings and its subsidiaries, taken as a whole, to perform any of their monetary obligations or any other material obligations under the Loan Documents to which they are party or (c) the material rights of or material remedies available to the Lenders under the Loan Documents.

                  "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

                  "MORTGAGED PROPERTY" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on
Schedule 3.05(a) as Mortgaged Properties, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11 or 5.12.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NET PROCEEDS" means, with respect to any event (a) the cash proceeds received by the Company or any Subsidiary in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, the amount of insurance proceeds in excess of $250,000 (or the equivalent in foreign currency), and
(iii) in the case of a condemnation or similar event, the amount of condemnation awards and similar payments in excess of $250,000, net of (b) the sum of (i) all fees and out-of-pocket expenses paid or payable by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event (which amounts may be reasonably estimated to the extent not then known),
(ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries during the year that such event occurred or the next succeeding year, and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company); provided, however, that (x) any excess of estimated fees and expenses under clause (b)(i) over the actual amounts thereof shall constitute Net Proceeds and be deemed to have been received on the date such excess can be determined and (y) any excess of estimated taxes or contingency reserves under clause (b)(iii) over the actual amounts of taxes referred to in such clause or contingent liabilities payable shall constitute Net Proceeds and be deemed to have been received at the end of the period referred to in such clause, in the case of taxes, and at the time any such excess portion of the contingency reserve is reversed (and in the amount of such reversal), in the case of contingency reserves.

                  "NET WORKING CAPITAL" of any Person means, at any date, (a) the consolidated current assets of such Person and its consolidated subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of such Person and its consolidated subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "NOTE" means any promissory note delivered by a Borrower pursuant to Section 2.09.

                  "OBLIGATIONS" of any Loan Party means the obligations of such Loan Party under this Agreement or any other Loan Document to which it is party with respect to the payment (as a Borrower, guarantor or otherwise) of (i) the principal of and interest on Loans made hereunder when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of such Loan Party hereunder and under any other Loan Document.

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document (other than Excluded Taxes and Indemnified Taxes).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "PERFECTION CERTIFICATE" means a certificate in the form attached to the Company Security Agreement, or any other form approved by the Collateral Agent.

                  "PERMITTED ENCUMBRANCES" means:

               (a) Liens imposed by law for taxes, assessments and governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
          Section 5.04;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security or similar laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

               (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "PERMITTED INVESTMENTS" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the Federal Republic of Germany (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or the Federal Republic of Germany, as the case may be), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or P-1 (or an equivalent rating) from S&P or from Moody's, as the case may be (or an equivalent rating from a comparable German rating agency);

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any U.S. or German office of any commercial bank organized under the laws of the United States of America or any State thereof or of the Federal Republic of Germany which has (i) a combined capital and surplus and undivided profits of not less than $500,000,000 and (ii) either (x) issues, or has a parent company which issues, commercial paper rated at least A-1 (or an equivalent rating) by S&P or P-1 (or an equivalent rating) by Moody's (or a rating equivalent to the foregoing from a comparable German rating agency) or (y) has a long-term unsecured debt rating of at least A- (or an equivalent rating) by S&P or A3 (or an equivalent rating) by Moody's (or a rating equivalent to the foregoing from a comparable German rating agency); and

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "PERSON" means any natural person, corporation, limited liability company, trust, mutual fund, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PLEDGE AGREEMENTS" means the Company Pledge Agreement, the Company Holdings Pledge Agreement, the Holdings Pledge Agreement and the U.S. Subsidiary Pledge Agreement.

                  "PREPAYMENT EVENT" means:

               (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary, other than (i) dispositions described in clauses (i), (ii), and (iii) of Section 6.04(b) and (ii) other dispositions to the extent such dispositions do not result in aggregate Net Proceeds exceeding $1,000,000 during any fiscal year of the Company; or

               (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or functionally replace such property or asset within 270 days after such event; or

               (c) any Equity Issuance.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by NBD Bank as its prime rate in effect at its principal office in Detroit; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "PRO FORMA FINANCIAL STATEMENTS" has the meaning given to such term in Section 3.04(b).

                  "RATE PROTECTION AGREEMENT" means any interest rate swap, interest rate cap or similar agreement or arrangement (including options) designed to protect a Borrower against fluctuations in interest rates.

                  "REGISTER" has the meaning set forth in Section 9.04.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "RELEVANT JURISDICTION" means (i) in the case of any Loan to the Company, the United States of America, and (ii) in the case of any Loan to any of the German Borrowers, the Federal Republic of Germany.

                  "REQUIRED LENDERS" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing at least 51% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

                  "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Company or any Subsidiary.

                  "REVOLVING AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

                  "REVOLVING COMMITMENT" means, collectively, the German Revolving Commitment and the U.S. Revolving Commitment.

                  "REVOLVING EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "REVOLVING LENDER" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

                  "REVOLVING LOAN" means a Loan made pursuant to clause (d) or
(e) of Section 2.01.

                  "REVOLVING MATURITY DATE" means June 30, 2003.

                  "RICHTON PARK IDB" means the Industrial Development Revenue Bonds issued by the Village of Richton Park, Cook County, Illinois, pursuant to the Trust Agreement, dated as of April 1, 1996, between the Company and Mellon Bank, N.A., as trustee.

                  "S&P" means Standard & Poor's.

                  "SECURITY AGREEMENTs" means the Company Security Agreement and the U.S. Subsidiary Security Agreement.

                  "SECURITY DOCUMENTS" means the Mortgages, the Holdings Assignment of Claims, the Pledge Agreements, the Security Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 to secure the Obligations, or any portion thereof, of any Loan Party.

                  "STATUTORY RESERVE RATE" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the jurisdiction of such currency to which banks in such jurisdiction are subject (a) with respect to the Base CD Rate, for new negotiable time deposits in dollars of over $100,000 with maturities of approximately three months and (b) with respect to the LIBO Rate for Loans in dollars and the DIBO Rate for Loans in Deutschemarks, as the case may be, for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall, in the case of dollars, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "SUBSIDIARY" means any subsidiary of the Company; PROVIDED, HOWEVER, that PEAK Werkstoff GmbH, Krebsoege Feida Danyang Filters, Krebsoege Excel (Filters) PVT. Ltd., Sintered Metals Components, (Pty) Ltd., Sinter Metals Foreign Sales Corporation and any Joint Venture or other Invested Entity in which the Company or any Subsidiary makes an Investment pursuant to and in accordance with Section 6.04, (i) shall, if a consolidated subsidiary of the Company for purposes of financial statements prepared in accordance with GAAP, be deemed a "consolidated Subsidiary" for purposes of references to financial statements or references to or definitions of financial or accounting terms and any related financial covenants and (ii) shall not otherwise be deemed a Subsidiary or subsidiary for purposes of this

Agreement. Any non-U.S. Subsidiary, at least 98% of the outstanding shares of each class of which are owned, controlled or held by the Company and/or other wholly owned Subsidiaries, shall be deemed to be a "wholly owned Subsidiary" for purposes of this Agreement.

                  "SUBSIDIARY BORROWERS" has the meaning set forth in the preamble to this Agreement.

                  "SWINGLINE EXPOSURE" means, at any time, (a) the sum of the U.S. Swingline Exposure and (b) the German Swingline Exposure. The Swingline Exposure of any Lender at any time shall be the sum of its Applicable Percentages of the U.S. Swingline Exposure and the German Swingline Exposure.

                  "SWINGLINE LENDERS" means the German Swingline Lender and the U.S. Swingline Lender.

                  "SWINGLINE LOAN" means any German Swingline Loan or U.S. Swingline Loan.

                  "SYNDICATION AGENT" means Salomon Brothers Inc, in its capacity as syndication agent for the Lenders hereunder.

                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TERM LOANS" means Tranche A Term Loans, Tranche B Term Loans and German Term Loans.

                  "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "TOTAL DEBT" means, at any date, all Indebtedness of the Company and its consolidated Subsidiaries at such date to the extent such Indebtedness should be reflected as a liability on a consolidated balance sheet of the Company (excluding any such items which appear only in the notes to such consolidated balance sheet) at such date in accordance with GAAP.

                  "TRANCHE A COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan in dollars hereunder, expressed in dollars as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $30,000,000.

                  "TRANCHE A LENDER" means a Lender with a Tranche A Commitment or an outstanding Tranche A Term Loan.

                  "TRANCHE A MATURITY DATE" means June 30, 2003.

                  "TRANCHE A TERM LOAN" means a Loan made pursuant to clause (a) of Section 2.01.

                  "TRANCHE B COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan in dollars hereunder, expressed in dollars as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $115,000,000.

                  "TRANCHE B LENDER" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

                  "TRANCHE B MATURITY DATE" means June 30, 2005.

                  "TRANCHE B TERM LOAN" means a Loan made pursuant to clause (b) of Section 2.01.

                  "TRANSACTIONS" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the consummation of the Acquisitions.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted DIBO Rate, the Alternate Base Rate or the FNBC Prime Rate.

                  "U.S. ISSUING BANK" means NBD Bank, in its capacity as the issuer of U.S. Letters of Credit hereunder, and any other Lender that may hereafter be designated as a U.S. Issuing Bank hereunder pursuant to a written instrument executed by the Company and such Lender and approved by the Administrative Agent (such approval not to be unreasonably withheld). A U.S. Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term "U.S. Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In addition, Mellon Bank, N.A., shall be deemed a U.S. Issuing Bank in respect of the U.S. Letters of Credit listed in Schedule 2.05(a) and any successive renewals thereof.

                  "U.S. LC DISBURSEMENT" means a payment made by the U.S. Issuing Bank pursuant to a U.S. Letter of Credit.

                  "U.S. LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate amount of all U.S. LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage (based on its U.S. Revolving Commitment) of the total U.S. LC Exposure at such time.

                  "U.S. LETTER OF CREDIT" means any Letter of Credit issued by a U.S. Issuing Bank pursuant to this Agreement, including the Canadian Letter of Credit and the Letters of Credit listed in Schedule 2.05(a), and any successive renewals thereof.

                  "U.S. REVOLVING COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make U.S. Revolving Loans in dollars and to acquire participations in U.S. Letters of Credit hereunder, expressed in dollars as an amount representing the maximum aggregate amount of such Lender's U.S.

Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's U.S. Revolving Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its U.S. Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' U.S. Revolving Commitments is $30,000,000.

                  "U.S. REVOLVING EXPOSURE" means, with respect to any Lender at any time, the sum at such time of (i) the outstanding principal amount of such Lender's U.S. Revolving Loans, (ii) such Lender's U.S. LC Exposure and (iii) such Lender's U.S. Swingline Exposure.

                  "U.S. REVOLVING LENDER" means a Lender with a U.S. Revolving Commitment or, if the U.S. Revolving Commitments have terminated or expired, a Lender with U.S. Revolving Exposure.

                  "U.S. REVOLVING LOAN" means a Loan made pursuant to clause (d) of Section 2.01.

                  "U.S. SUBSIDIARY GUARANTEE" means the guarantee of the U.S. Subsidiary Loan Parties with respect to the Obligations of the Company, substantially in the form of Exhibit I, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "U.S. SUBSIDIARY LOAN PARTY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "U.S. SUBSIDIARY PLEDGE AGREEMENT" means the pledge agreement among the U.S. Subsidiaries and the Collateral Agent, substantially in the form of Exhibit J, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

                  "U.S. SUBSIDIARY SECURITY AGREEMENT" means the security agreement substantially in the form of Exhibit K, between the Collateral Agent and the U.S. Subsidiary Loan Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  "U.S. SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all U.S. Swingline Loans outstanding at such time. The U.S. Swingline

Exposure of any Lender at any time shall be its Applicable Percentage (based on its U.S. Revolving Commitment) of the total U.S. Swingline Exposure at such time.

                  "U.S. SWINGLINE LENDER" means NBD Bank, in its capacity as lender of U.S. Swingline Loans hereunder, or any other Lender that may from time to time be designated to replace the then-current U.S. Swingline Lender in such capacity pursuant to a written instrument signed by the Company and such Lender and approved by the Administrative Agent (such approval not to be unreasonably withheld).

                  "U.S. SWINGLINE LOAN" means a Loan made to the Company pursuant to Section 2.04(c).

                  "U.S. TERM LOAN" means a Tranche A Term Loan or a Tranche B Term Loan.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurodollar Loan") or by Class and Type (E.G., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurodollar Borrowing") or by Class and Type (E.G., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. FOREIGN CURRENCY AMOUNTS. Except as otherwise specified herein in connection with the determination of the Dollar Equivalent of dollars or Deutschemarks pursuant to a provision hereof requiring such a determination or referring to such Dollar Equivalent, and except in connection with determining the U.S. LC Exposure attributable to the Canadian Letter of Credit, (i) the amount of any Indebtedness or Investment incurred or made in a currency other than dollars, and the amount of any payments subsequently made or received in respect thereof in such a foreign currency, shall, for purposes of the provisions of Article VI hereof (including in particular any baskets or limitations expressed in dollars contained therein), be deemed to be the dollar equivalent of the foreign currency amount, based on prevailing spot exchange rates in New York, at or about the close of business on the date which such Indebtedness or Investment is incurred or made and (ii) the amount of any Material Indebtedness or other threshold amount denominated in a foreign currency shall for purposes of Article VI hereof and the definition of "Net Proceeds", be deemed to be the dollar equivalent thereof (determined as specified in clause (i) above) as of the date of occurrence of any event specified in, or of the determination of any matter to be determined under,
Article VI for purposes of determining whether a Default has occurred.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

                  SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche A Term Loan to the Company during the Effective Period, in dollars, in a principal amount not exceeding its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Company during the Effective Period, in dollars, in a principal amount not exceeding its Tranche B Commitment, (c) to make a German Term Loan to Holdings during the Effective Period, in Deutschemarks, in a principal amount not exceeding its German Term Commitment, (d) to make U.S. Revolving Loans to the Company from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's U.S. Revolving Exposure exceeding such Lender's U.S. Revolving Commitment or the aggregate amount of the Lenders' U.S. Revolving Exposures exceeding the aggregate amount of the U.S. Revolving Commitments and (e) to make German Revolving Loans to Holdings and, subject to prior satisfaction of the German Borrower Condition with respect to one or more of the Subsidiary Borrowers, to each such Subsidiary Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's German Revolving Exposure exceeding such Lender's German Revolving Commitment or the aggregate amount of the Lenders' German Revolving Exposures exceeding the aggregate amount of the German Revolving Commitments. Notwithstanding any other provision hereof, the Tranche A Term Loans, the Tranche B Term Loans and the German Term Loans shall be available only in a single drawing on a single date of Borrowing on or prior to the last day of the Effective Period, and no other Borrowing (or issuance of a Letter of Credit) may be effected hereunder prior to the making of the Term Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and the German Borrowers as applicable, may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02. LOANS AND BORROWINGS. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, (i) each Borrowing of U.S. Revolving Loans or U.S. Term Loans shall be comprised entirely of ABR Loans or Eurodollar

Loans as the Company may request in accordance herewith and (ii) each Borrowing of German Revolving Loans or German Term Loans shall be comprised entirely of Eurodeutschemark Loans. Each Swingline Loan shall bear interest as set forth in
Section 2.13(a) or (c), as applicable. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the commencement of each Interest Period for any Eurodeutschemark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of DM 1,000,000 and not less than DM 5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total U.S. Revolving Commitments or that is required to finance the reimbursement of a U.S. LC Disbursement as contemplated by Section 2.05(e). At the time that each Borrowing of German Revolving Loans is made, such Borrowing shall be in an aggregate amount that is an integral multiple of DM 1,000,000; PROVIDED that a Borrowing of German Revolving Loans may be in an aggregate amount (i) that is equal to the entire unused balance of the total German Revolving Commitments, or
(ii) that is required to finance the reimbursement of a German LC Disbursement as contemplated by Section 2.05(e). Each German Swingline Loan shall be in an amount that is an integral multiple of DM 250,000, and each U.S. Swingline Loan shall be an amount that is an integral multiple of $250,000. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of 20 Eurodollar Borrowings and Eurodeutschemark Borrowings in the aggregate outstanding.

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, in the case of Revolving Loans, Tranche A Maturity Date, in the case of Tranche A Term Loans, Tranche B Maturity Date, in the case of Tranche B Term Loans, or German Term Loan Maturity Date, in the case of German Term Loans.

                  SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Revolving Borrowing or Term Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone or telecopy (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Detroit time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Detroit time, one Business Day before the date of the proposed Borrowing, or (c) in the case of a Eurodeutschemark Borrowing, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing; PROVIDED that any such notice of an ABR Revolving Borrowing to finance the reimbursement of a U.S. LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Detroit time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

               (i) the identity of the Borrower and whether the requested Borrowing is to be a U.S. Revolving Borrowing, German Revolving Borrowing, Tranche A Term Borrowing, Tranche B Term Borrowing or German Term Borrowing;

               (ii) the aggregate amount of such Borrowing expressed in dollars or, in the case of a German Revolving Borrowing or German Term Borrowing, in Deutschemarks;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Eurodeutschemark Borrowing;

               (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period", and the currency of such Borrowing, which shall be dollars in the case of a Eurodollar Borrowing or Deutschemarks in the case of a Eurodeutschemark Borrowing; and

                (vi) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in dollars or a Eurodeutschemark Borrowing if denominated in Deutschemarks. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. SWINGLINE LOANS. (a) GERMAN SWINGLINE LOANS. Subject to the terms and conditions set forth herein, the German Swingline Lender agrees to make German Swingline Loans to Holdings or, subject to the prior satisfaction of the German Borrower Condition with respect to one or more Subsidiary Borrowers, to each of such Subsidiary Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding German Swingline Loans exceeding DM 15,000,000 or (ii) the sum of the total German Revolving Exposures exceeding the total German Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, each German Borrower may borrow, prepay and reborrow German Swingline Loans.

                  (b) REQUESTS FOR GERMAN SWINGLINE LOANS. To request a German Swingline Loan, a German Authorized Person of a German Borrower shall notify the German Swingline Lender of such request by telephone or telecopy, not later than 11:00 a.m., Frankfurt time (which telephonic request shall be confirmed promptly thereafter by such German Borrower by telecopy), on the day of a proposed German Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested German Swingline Loan. The German Swingline Lender will promptly advise the Administrative Agent of any such notice received from a German Borrower. The German Swingline Lender shall make each German Swingline Loan available to the relevant German Borrower by means of a credit to the general deposit account of such Borrower with the German Swingline Lender (or, in the case of a German Swingline Loan made to finance the reimbursement of a German LC Disbursement as provided in Section 2.05(e), by remittance to the German Issuing Bank) by 3:00 p.m., Frankfurt time, on the requested date of such German Swingline Loan.

                  (c) U.S. SWINGLINE LOANS. Subject to the terms and conditions set forth herein, the U.S. Swingline Lender agrees to make U.S. Swingline Loans to the Company from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding U.S. Swingline Loans exceeding $10,000,000 or (ii) the sum of the total U.S. Revolving Exposures exceeding the total U.S. Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow U.S. Swingline Loans.

                  (d) REQUESTS FOR U.S. SWINGLINE LOANS. To request a U.S. Swingline Loan, a Financial Officer of the Company shall notify the Administrative Agent of such request by telephone or telecopy, not later than 11:00 a.m., Detroit time (which telephonic request shall be confirmed promptly thereafter by the Company by telecopy), on the day of a proposed U.S. Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested U.S. Swingline Loan. The Administrative Agent will promptly advise the U.S. Swingline Lender of any such notice received from the Company. The U.S. Swingline Lender shall make each U.S. Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the U.S. Swingline Lender (or, in the case of a U.S. Swingline Loan made to finance the reimbursement of a U.S. LC Disbursement as provided in Section 2.05(e), by remittance to the relevant U.S. Issuing Bank) by 3:00 p.m., Detroit time, on the requested date of such U.S. Swingline Loan.

                  (e) SWINGLINE PARTICIPATIONS. The U.S. Swingline Lender or the German Swingline Lender, as the case may be, may by written notice given to the Administrative Agent (i) not later than 10:00 a.m., Detroit time, on any Business Day, in the case of U.S. Swingline Loans, or (ii) 10:00 a.m., Frankfurt time, on any Business Day in Frankfurt, in the case of German Swingline Loans, require the U.S. Revolving Lenders or the German Revolving Lenders, as applicable, to acquire participations on such Business Day in all or a portion of the outstanding U.S. Swingline Loans or German Swingline Loans, as applicable. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each affected Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans (based on such Lender's U.S. Revolving Commitment or German Revolving Commitment, as the case may be). Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the relevant Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds of the appropriate currency, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Swingline Lender the amounts so received by it from the relevant Revolving Lenders. The Administrative Agent shall notify the Company and the relevant German Borrower, if applicable, of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the relevant Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the relevant Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the relevant Borrower of any default in the payment thereof.

                  (f) CONDITIONS. Notwithstanding anything herein to the contrary, a Swingline Lender shall not make any Swingline Loans at any time such Swingline Lender is aware that the conditions to the making of such Swingline Loan set forth in Section 4.02 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

                  (g) In the event the U.S. Swingline Lender or the German Swingline Lender is at any time replaced by another Lender hereunder as contemplated by the definitions of such terms herein, the Company or Holdings, as the case may be, will on the effective date of such replacement, repay in full all outstanding Swingline Loans of the replaced Swingline Lender, and all accrued and unpaid interest thereon.

                  SECTION 2.05. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, each of the Company and Holdings (each, an "LC Borrower") may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the U.S. Issuing Bank or German Issuing Bank, as applicable, at any time and from time to time during the Revolving Availability Period. The Letters of Credit heretofore issued by Mellon Bank, N.A., for the account of the Company which are listed in Schedule 2.05(a) (and any successive renewals from time to time thereof) shall, from and after the date of the initial Borrowing hereunder, be deemed to be U.S. Letters of Credit issued pursuant to this Agreement in respect of which Mellon Bank, N.A., will be a U.S. Issuing Bank hereunder. The Canadian Letter of Credit (and any successive renewals from time to time thereof) shall, from and after the date of the initial Borrowing hereunder, be deemed to be U.S. Letters issued pursuant to this Agreement by the U.S. Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by an LC Borrower to, or entered into by an LC Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), an LC Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the U.S. Issuing Bank, in the case of the Company, or the German Issuing Bank, in the case of Holdings, and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit (which shall be payable in dollars, in the case of a U.S. Letter of Credit, and be payable in Deutschemarks, in the case of a German Letter of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. An LC Borrower shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant LC Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) in the case of U.S. Letters of Credit, (A) the U.S. LC Exposure shall not exceed $20,000,000 and (B) the total U.S. Revolving Exposures shall not exceed the total U.S. Revolving Commitments and (ii) in the case of German Letters of Credit, (X) the German LC Exposure shall not exceed DM 30,000,000 until the Deutsche Bank Termination Date and DM 10,000,000 thereafter and (Y) the total German Revolving Exposures shall not exceed the total German Revolving Commitments. The relevant Issuing Bank shall notify the Administrative Agent of any issuance or amendment of any Letter of Credit within five Business Days of such event.

                  (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

                  (d) PARTICIPATIONS. By the issuance of a Letter of Credit (and any amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, each Issuing Bank hereby grants to each U.S. Revolving Lender, in the case of a U.S. Letter of Credit, and each German Revolving Lender, in the case of a German Letter of Credit, and each U.S. Revolving Lender or German Revolving Lender, as the case may be, hereby acquires from each Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage (based on its U.S. Revolving Commitment or its German Revolving Commitment, as appropriate) of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such U.S. Revolving Lender or German Revolving Lender, as the case may be, hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement in respect of such U.S. Letter of Credit or German Letter of Credit, as applicable, made by such Issuing Bank and not reimbursed by an LC Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to an LC Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) REIMBURSEMENT. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the relevant LC Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m. (in Detroit, Michigan or Frankfurt, Germany, as applicable), on the date that such LC Disbursement is made, if such LC Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., in Detroit, Michigan or Frankfurt, Germany, as the case may be, on such date, or, if such notice has not been received by such LC Borrower prior to such time on such date, then not later than 11:00 a.m., Detroit time, or Frankfurt time, as applicable, on (i) the Business Day that such LC Borrower actually receives such notice, if such notice is received prior to 10:00 a.m. on the day of receipt, or (ii) the Business Day immediately following the day that such LC Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that the Company or Holdings may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04, as the case may be, that such payment be financed with an ABR Revolving Borrowing, a U.S. Swingline Borrowing or a German Swingline Borrowing, as the case may be, in an equivalent amount and, to the extent so financed, the obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans, U.S.

Swingline Loan or German Swingline Loan. Notwithstanding the foregoing, any LC Disbursement in respect of the Canadian LC shall be repaid in Canadian dollars, PROVIDED, that upon any failure to make such repayment in Canadian dollars when due, such repayment obligation shall be converted into a dollar obligation at the prevailing dollar spot exchange rates at the close of business in New York City on the date reimbursement is due. If an LC Borrower fails to make such payment when due, the Administrative Agent shall notify each U.S. Revolving Lender, in the case of a U.S. Letter of Credit, and each German Revolving Lender, in the case of a German Letter of Credit, of the applicable LC Disbursement, the payment then due from such LC Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each such Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the relevant LC Borrower, in the same currency payable by such LC Borrower (giving effect to any conversion of a reimbursement obligation in respect of the Canadian Letter of Credit to a dollar obligation) and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the relevant Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from an LC Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any LC Borrower of its obligation to reimburse such LC Disbursement.

                  (f) OBLIGATIONS ABSOLUTE. An LC Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any LC Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; PROVIDED that nothing in this paragraph (f) shall be construed to excuse an Issuing Bank from liability to any LC Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the LC Borrowers to the extent permitted by applicable law) suffered by such LC Borrower that are caused by an Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) DISBURSEMENT PROCEDURES. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. An Issuing Bank shall promptly notify the Administrative Agent and the relevant LC Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve such LC Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

                  (h) INTERIM INTEREST. If an Issuing Bank shall make any LC Disbursement, then, unless the relevant LC Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such LC Borrower reimburses such LC Disbursement, at (i) the rate per annum then applicable to ABR

Revolving Loans, in the case of U.S. LC Disbursements and (ii) the rate per annum then applicable to German Swingline Loans, in the case of German LC Disbursements; PROVIDED that, if an LC Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) REPLACEMENT OF AN ISSUING BANK. An Issuing Bank may be replaced at any time by written agreement among the relevant LC Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank, or of the appointment of any additional Issuing Bank as contemplated hereby (which shall not require the consent of any other Issuing
Bank). At the time any such replacement of an Issuing Bank shall become effective, the relevant LC Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that an LC Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with U.S. LC Exposure or German LC Exposure, as applicable, representing greater than 50% of the total U.S. LC Exposure or German LC Exposure, as applicable) demanding the deposit of cash collateral pursuant to this paragraph, such LC Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the U.S. LC Exposure or German LC Exposure, as applicable, (in dollars or Deutschemarks, as applicable) as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposits shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to either LC Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of LC Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the risk and expense of the relevant LC Borrower, such deposits shall not bear interest; PROVIDED that the Administrative Agent shall invest such deposits solely in Permitted Investments. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in the applicable account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the relevant LC Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the LC Borrowers under this Agreement. If an LC Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such LC Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.06. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) by 11:00 a.m., Detroit time, in the case of U.S. Term Loans or U.S. Revolving Loans, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, and (ii) by 11:00 a.m., Frankfurt time, in the case of German Term Loans or German Revolving Loans, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; PROVIDED that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in Detroit, Michigan (in the case of dollar Loans) or in Frankfurt, Germany (in the case of Deutschemark Loans), in each case designated by such Borrower in the applicable Borrowing Request; PROVIDED that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent directly to the relevant Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and each Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, (x) the Federal Funds Effective Rate (in the case of a Borrowing in dollars) and (y) the rate determined by the Administrative Agent to be the cost of funding such amount (in the case of a Borrowing in Deutschemarks) or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. INTEREST ELECTIONS. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, (i) the Company may elect to convert an ABR Borrowing or a Eurodollar Borrowing to a Borrowing of the other Type or to continue such Borrowing as a Borrowing of the same Type, and (ii) in the case of a Eurocurrency Borrowing, the relevant Borrower may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing or (ii) convert any Deutschemark Borrowing to an ABR Borrowing or a Eurodollar Borrowing.

                  (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) in the case of ABR Borrowings or Eurodollar Borrowings, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing, if a Eurodollar Borrowing, shall be converted to an ABR Borrowing and if a Eurodeutschemark Borrowing shall become due and payable on the last day of the then-current Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

                  SECTION 2.08. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, (i) the Tranche A Commitments, Tranche B Commitments and German Term Commitments shall terminate at 5:00 p.m., Detroit time, on the last day of the Effective Period and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

                  (b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; PROVIDED that (i) each reduction of the Commitments of any Class shall be in an amount that is (x) an integral multiple of $1,000,000 and not less than $5,000,000, in the case of Tranche A Commitments, Tranche B Commitments or U.S. Revolving Commitments, or (y) an integral multiple of DM 1,000,000 and not less than DM 5,000,000, in the case of German Term Commitments or German Revolving Commitments, (ii) the Company shall not terminate or reduce any U.S. Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the U.S. Revolving Exposures would exceed the total U.S. Revolving Commitments and (iii) the Company shall not terminate or reduce any German Revolving Commitments if, after giving effect to any concurrent prepayment of the German Revolving Loans in accordance with Section 2.11, the sum of the German Revolving Exposures would exceed the total German Revolving Commitments.

                  (c) In the event and on each occasion that any mandatory prepayment of Loans is required pursuant to Section 2.11(b), (c) or (d) in an amount that exceeds the then outstanding principal amount, if any, of all Term Loans hereunder, then the German Revolving Commitments and/or the U.S. Revolving Commitments shall be automatically and permanently reduced on the date any such prepayment would be required under Section 2.11 in an amount equal to such excess (or in an amount equal to the full amount of such required prepayment if no Term Loans are outstanding), or the Dollar Equivalent thereof, as the case may be. Any such reduction shall be allocated, in the case of a Prepayment Event affecting a German Borrower, first to the German Revolving Commitments, and otherwise shall be allocated between the U.S. Revolving Commitments and the German Revolving Commitments as the

Company, after consultation with the Administrative Agent, shall in its sole discretion determine.

                  (d) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of any Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.09. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Borrower as provided in Section 2.10 and (iii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it to a Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note (a "Note") payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably satisfactory to the Administrative Agent and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its registered assigns).

                  SECTION 2.10. AMORTIZATION OF TERM LOANS. (a) Subject to adjustment pursuant to paragraph (e) of this Section, the Company shall repay Tranche A Term Borrowings on each of the following dates in the aggregate principal amount set forth for such date: (i) $1,000,000 on the last day of March, June, September and December of 1997, 1998, 1999, 2000 and 2001; (ii) $1,250,000 on the last day of March, June, September and December of 2002; and
(iii) $2,500,000 on March 31, 2003 and on the Tranche A Maturity Date.

                  (b) Subject to adjustment pursuant to paragraph (e) of this Section, the Company shall repay Tranche B Term Borrowings on each of the following dates in the aggregate principal amount set forth for such date: (i) $1,000,000 on December 31 of 1997, 1998, 1999, 2000, 2001 and 2002; and (ii)
$21,800,000 on the last day of June and December of 2003 and 2004 and on the Tranche B Maturity Date.

                  (c) Subject to adjustment pursuant to paragraph (e) of this Section, Holdings shall repay German Term Borrowings on each of the following dates in the aggregate principal amount set forth for such date: (i) DM 1,875,000 on the last day of March, June, September and December of 1997; (ii) DM 2,812,500 on the last day of March, June, September and December of 1998;
(iii) DM 3,750,000 on the last day of March, June, September and December of 1999; (iv) DM 4,687,500 on the last day of March, June, September and December of 2000 and 2001; (v) DM 5,625,000 on the last day of March, June, September and December of 2002; and (vi) DM 15,375,000 on March 31, 2003 and on the German Term Loan Maturity Date.

                  (d) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date, and (iii) all German Term Loans shall be due and payable on the German Term Loan Maturity Date.

                  (e) If the initial aggregate amount of the Lenders' Term Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made during the Effective Period, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably, in accordance with the amounts of such scheduled repayments.

                  (f) Prior to any repayment of any Term Borrowings of any Class under this Section 2.10, the relevant Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone or telecopy of such selection not later than
(i) 11:00 a.m., Detroit time, in the case of Tranche A Term Borrowings or Tranche B Term Borrowings, and (ii) 11:00 a.m., Frankfurt time, in the case of German Term Borrowings, in each case three Business Days before the scheduled date of such repayment (any such telephonic notice to be promptly confirmed by such Borrower by telecopy); PROVIDED that each repayment of Term Borrowings of any Class shall be applied to repay any outstanding ABR Term Borrowings of such Class before any other Borrowings of such Class. If a Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid, such repayment shall be applied, first, to repay any outstanding ABR Term Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest.

                  SECTION 2.11. PREPAYMENT OF LOANS. (a) A Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to the requirements of this Section applicable to optional prepayments.

                  (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event other than an Equity Issuance, the Borrowers shall, not later than the Business Day next following the day on which such Net Proceeds are received by the Company or any Subsidiary, prepay Term Borrowings (in accordance with paragraph (e) below) in an aggregate amount equal to such Net Proceeds (or the Dollar Equivalent thereof on the payment date in the case of Borrowings in a currency other than that of such Net Proceeds). For purposes of this paragraph
(b), Net Proceeds in respect of any Prepayment Event referred to in clause (b) of the definition of "Prepayment Event" shall be deemed received on the later of the date of actual receipt of such Net Proceeds by the Company or any Subsidiary and the date on which the relevant event becomes a Prepayment Event pursuant to clause (b) of such definition.

                  (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Equity Issuance, the Borrowers shall, not later than the Business Day next following the day on which such Net Proceeds are received, prepay Term Borrowings (in accordance with paragraph (e) below) in an aggregate amount equal to 75% of such Net Proceeds.

                  (d) Following the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1997, the Borrowers shall prepay Term Borrowings (in accordance with paragraph (e) below) in an aggregate amount equal to (i) 75% of Excess Cash Flow for such fiscal year if the Leverage Ratio as of the last day of such fiscal year is greater than 2.0 to 1.0 and (ii) 50% of Excess Cash Flow for such fiscal year if the Leverage Ratio as of the last day of such fiscal year is equal to or less than 2.0 to 1.0. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 105 days after the end of such fiscal year).

                  (e) Prior to any optional prepayment of Borrowings hereunder, a Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(g) of this Section; PROVIDED that each prepayment of Borrowings of any Class shall be applied to prepay any ABR Borrowings of such Class before any other Borrowings of such Class. If a Borrower fails to make a timely selection of the Borrowing or Borrowings to be prepaid, such prepayment shall be applied, first, to prepay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be prepaid first). In the event of any optional prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, a Borrower shall select the amount of each Class to be prepaid, PROVIDED that each prepayment resulting from a Prepayment Event with respect to a German Borrower shall first be applied to German Term

Borrowings. Optional prepayments used to prepay any Class of Term Borrowings shall be applied pro rata to the remaining amortization payments of such Class.

                  (f) Mandatory prepayments of Term Borrowings hereunder shall be allocated pro rata among the Classes of Term Borrowings based on the aggregate principal amount of outstanding Borrowings of each such Class (including the Dollar Equivalent of any Eurodeutschemark Borrowings). Amounts allocated to each Class shall be applied pro rata to the remaining amortization payments of such Class. In the event that mandatory prepayments are made at a time when no amounts are outstanding under any Class of Term Borrowing, or in the event that a portion of a mandatory prepayment reduces to zero the amount outstanding under all Classes of Term Borrowings, mandatory prepayments hereunder will be applied to Revolving Borrowings in such amounts as the Administrative Agent may determine.

                  (g) On any date when the aggregate U.S. Revolving Exposures of the Lenders exceed the aggregate U.S. Revolving Commitments or the aggregate German Revolving Exposures of the Lenders exceed the aggregate German Revolving Commitments, the Borrowers will prepay Loans and/or cash collateralize outstanding Letters of Credit in accordance with the provisions of Section 2.05(j), in such amounts as may be necessary to eliminate such excess (treating the cash collateralized portion of outstanding Letters of Credit, solely for purposes of the foregoing, as no longer being outstanding).

                  (h) The relevant Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the relevant Swingline Lender) by telephone or telecopy (confirmed by telecopy promptly following any such telephonic notice) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., Detroit time, one Business Day before the date of prepayment, (ii) in the case of prepayment of a Eurodeutschemark Revolving Borrowing, not later than 11:00 a.m., Frankfurt time, three Business Days before the date of prepayment,
(iii) in the case of prepayment of an ABR Revolving Borrowing or U.S. Swingline Borrowing, not later than 11:00 a.m., Detroit time, on the date of prepayment or
(iv) in the case of prepayment of a German Swingline Loan, not later than 11:00 a.m., Frankfurt time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid (in accordance with paragraph (e) of this Section) and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  (i) In the event the amount of any mandatory prepayment required to be made on any date pursuant to this Section shall exceed the amount of the Loans of the relevant Class of Borrowings that are ABR Borrowings or Swingline Borrowings or that have Interest Periods ending on such date (the amount of any such excess being called the "Excess Amount"), the relevant Borrower shall have the right, in lieu of making such prepayment in full, to prepay on such date all the outstanding ABR Loans, Swingline Loans and Loans having Interest Periods ending on such date within such Class of Borrowing and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to customary account documentation of the Administrative Agent) by and in the sole dominion and control of the Collateral Agent, and otherwise subject to the terms of this paragraph (i). Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations of the relevant Borrower and applied to the prepayment of the Eurodollar Loans or Eurodeutschemark Loans of such Class at the end of the current Interest Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such date pursuant to this
Section 2.11(i) and (y) the relevant Borrower shall have delivered to the Collateral Agent a written request or a telephonic request (which telephonic request shall be promptly confirmed by telecopy) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; PROVIDED, HOWEVER, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for the Loan in respect of which it is to be applied. The depositing Borrower shall not have any right to withdraw any amount from such cash collateral account until the relevant Loans subject to prepayment hereunder and accrued interest thereon are paid in full, at which time the Collateral Agent shall, promptly upon the written request of the relevant depositing Borrower, release to such Borrower the amount due such Borrower from such cash collateral account, unless a Default or Event of Default then exists or would result from such release.

                  SECTION 2.12. FEES. (a) Each of the Company and Holdings agrees to pay to the Administrative Agent for the account of each Lender a facility fee at the rate of 0.50% per annum, on the average daily amount (regardless of usage) of the U.S. Revolving Commitment (in the case of the Company) and the German Revolving Commitment (in the case of Holdings) of such Lender during the preceding quarter (or shorter period commencing and including the Effective Date and ending on and excluding the date on which such Commitment terminates). Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The facility fees in respect of the U.S. Revolving Commitments shall be payable by the Company in dollars and the facility fees in respect of the German Revolving Commitments shall be payable by Holdings in Deutschemarks.

                  (b) The Company or Holdings, as applicable, agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (in dollars or Deutschemarks, respectively) with respect to its participations in U.S. Letters of Credit or German Letters of Credit, as applicable, which shall accrue, at a rate per annum equal to the Applicable Rate that would apply in calculating interest on Eurocurrency Revolving Loans, on the average daily amount of such Lender's U.S. LC Exposure or German LC Exposure, as applicable (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee (in dollars or Deutschemarks, respectively), which shall accrue at the rate of .125% per annum on the average daily amount of the U.S. LC Exposure or German LC Exposure, as applicable, attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Banks' standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on such last day, commencing on the first such date to occur after the date of this Agreement; PROVIDED that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrowers agree to pay to the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Agents.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, in the case of commitment fees, participation fees and facility fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13. INTEREST. (a) U.S. Swingline Loans and the Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate or the Adjusted DIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) German Swingline Loans shall bear interest at the FNBC Prime Rate.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amount with respect to any Tranche A Loan, Tranche B Loan or U.S. Revolving Loan, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section or (iii) in the case of any other amount with respect to any German Term Loan or German Revolving Loan, 2% plus the FNBC Prime Rate.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of any Class, upon termination of the Revolving Commitments for such Class; PROVIDED that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, FNBC Prime Rate, Adjusted LIBO Rate or Adjusted DIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14. ALTERNATE RATE OF INTEREST. If prior to the commence- ment of any Interest Period for a Eurocurrency Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or Adjusted DIBO Rate for such Interest Period;

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or Adjusted DIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

                  (c) in the case of a Deutschemark Borrowing, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in Deutschemarks are not generally available, or cannot be obtained by certain categories of financial institutions represented among the Lenders, in the London interbank market;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing so requested to be continued shall be converted to an ABR Borrowing denominated in dollars at the Exchange Rate determined by the Administrative Agent on the last day of the then current Interest Period with respect thereto, (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by any Borrower for a Eurodeutschemark Borrowing shall be ineffective; PROVIDED that if the circumstances giving rise to such notice affect Borrowings in only one currency, then requests for Eurocurrency Borrowings in the other currency shall be permitted.

                  SECTION 2.15. INCREASED COSTS. (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Adjusted DIBO Rate) or Issuing Bank; or

               (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company or the relevant German Borrower, as applicable, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company or the relevant German Borrower, as applicable, will pay to such Lender or the relevant Issuing Bank, as the case may be, such additional amount or amounts as will com-pensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company or the relevant German Borrower, as the case may be, and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof by the Company or such German Borrower.

                  (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company or the relevant German Borrower, as the case may be, of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, or
(ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in the relevant Eurocurrency to, or for the account of, a Borrower, then, by written notice to the Company and to the Administrative Agent:

                  (i) such Lender may declare that Eurocurrency Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans if the affected currency is dollars), whereupon any request for a Eurocurrency Borrowing (in the affected currency or currencies) (or to convert an ABR Borrowing to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing (in the affected currency or currencies), as the case may be, for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurocurrency Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                 (ii) such Lender may require that all outstanding Eurocurrency Loans (in the affected currency or currencies), made by it be converted to ABR Loans (at the then current Exchange Rate, in the case of any conversion of Eurodeutschemark Loans), in which event all such Eurocurrency Loans (in the affected currency or currencies) shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (f) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

                  (f) For purposes of this Section 2.15, a notice to the Company by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

                  SECTION 2.16. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the conversion of any Eurodeutschemark Loan or German Swingline Loan to a dollar denominated Loan pursuant to Section 2.15(e) or 2.18(f), (d) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (and in the case of any conversion of Eurodeutschemark Loans or German Swingline Loans to dollar denominated Loans, such loss, cost or expense shall also include any loss, cost or expense sustained by a German Revolving Lender as a result of such conversion). In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender, to the extent that it relates to interest costs associated with funding, shall be deemed to consist solely of an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or Adjusted DIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the same currency of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by the Company.

                  SECTION 2.17. TAXES. (a) Subject to paragraphs (e) and (f) below, any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, subject to paragraphs (e) and (f) below, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Subject to paragraphs (e) and (f) below, the relevant Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts







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payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, PROVIDED that such Borrower shall have no obligation to so indemnify the Administrative Agent, any Lender or any Issuing Bank with respect to any Indemnified Taxes or Other Taxes to the extent that such Borrower has paid amounts owing in respect of Indemnified Taxes or Other Taxes pursuant to Section 2.17(a) or (b) and complied with Section 2.17(d). A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e)(i) Each Lender organized under the laws of a jurisdiction outside the United States of America shall, on or prior to the date of its execution and delivery of this Agreement, and on the date of the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, and from time to time thereafter at the time or times prescribed by applicable law or if requested in writing by the Company or any Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide each Agent and the Company with Internal Revenue Service Form 1001 or 4224, as appropriate (or, in the case of any Lender that is not a "bank" as defined in Section 881(c)(3)(A) of the Code, Internal Revenue Form W-8 and a statement that it is not a "bank" as defined in Section 881(c)(3)(A) of the Code), or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered an Excluded Tax unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered an Excluded Tax for periods governed by such form. If any form or document referred to in this subsection
(e)(ii) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

                  (ii) Each Lender to a German Borrower, which Lender is organized under the laws of a jurisdiction outside the Federal Republic of Germany shall, on or prior to the date of its execution and delivery of this Agreement, and on the date of the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, and from time to time thereafter at the time or times prescribed by applicable law or if requested in writing by any German Borrower or any Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide each Agent and each German Borrower with properly completed and executed documentation prescribed by German law or regulation or reasonably requested by the Company and certifying or otherwise demonstrating that such Lender is exempt from or is entitled to a reduced rate of German withholding tax on payments under this Agreement or the Notes such that each German Borrower is permitted to make such payments without withholding or at a reduced rate of withholding. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a German interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered an Excluded Tax unless and until such Lender provides the appropriate documentation certifying or otherwise demonstrating that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered an Excluded Tax for periods governed by such form or other documentation. If any form or document referred to in this subsection (e)(ii) requires the disclosure of information, other than information necessary to compute the tax payable and other information required on the date thereof by the appropriate documentation relating to the exemption from or entitlement to a reduced rate of German withholding tax, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such documentation such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form or other documentation described in subsection (e) (OTHER THAN if such failure is due to a change in law occurring after the date on which such form of other documentation originally was required to be provided or if such form or other documentation otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Indemnified Taxes or Other Taxes imposed by the United States or Germany that would not have been imposed had such Lender provided such form or documentation; PROVIDED, HOWEVER, that should a Lender become subject to Indemnified Taxes or Other Taxes because of its failure to deliver a form or other documentation required hereunder, the relevant Borrower shall take







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such steps as such Lender shall reasonably request to assist such Lender to recover such Indemnified Taxes or Other Taxes.

                  SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) from a payment location in the United States or, in the case of Deutschemark payments, in Germany prior to 2:00 p.m., Detroit time or Frankfurt time, as the case may be, on the date when due, in immediately available funds, without set-off or counterclaim (provided that any payment in Deutschemarks may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon unless SWIFT payment instructions shall have been given by the payor bank not later than 10:00 a.m., Frankfurt time, in respect of such payment). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent, in the case of dollar payments, at its offices at 611 Woodward Avenue, Detroit, Michigan 48226, and in the case of Deutschemark payments, at the offices of its Affiliate, The First National Bank of Chicago, Frankfurt Branch, at Hochstrasse 35, 60313 Frankurt-am-Main, Germany, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest or fees, interest thereon or fees shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars or Deutschemarks, as specified therein, and in the absence of any specification, in dollars (based, if necessary, on the Exchange Rate in effect on the date of payment).

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in

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accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) Subject to the provisions of paragraph (f) of this Section, if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans of any Class or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or Term Loans of any Class and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans or Term Loans of such Class and participations in such LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans or Term Loans or any Class and participations in such LC Disbursements and Swingline Loans; PROVIDED that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the relevant Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from







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and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) in the case of a Borrowing in dollars, at the Federal Funds Effective Rate and (ii) in the case of a Borrowing in Deutschemarks, at the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  (f) In the event that the Commitments are terminated or the Loans are accelerated pursuant to Article VII hereof (a "Conversion Event"), then (except as set forth below) the Obligations of each German Loan Party that are denominated in Deutschemarks shall automatically be converted to obligations of the same Loan Party denominated in dollars. Such conversion shall be effected based upon the Exchange Rate in effect at the time of the occurrence of the applicable Conversion Event, as determined by the Administrative Agent in accordance with the terms hereof. Upon any conversion, each converted Obligation ("Converted Obligation") in respect of any outstanding and unpaid Loan, LC Disbursement, fee or other amount due hereunder shall bear interest at the rate applicable to overdue ABR Borrowings under Section 2.13(d). Upon any such Conversion Event, the Tranche B Lenders, on the one hand, and the German Revolving Lenders and German Term Lenders, on the other hand, shall automatically and without any further act be deemed to have exchanged, at par, participations in Tranche B Loans for participations in Loans and unpaid LC Disbursements included in the Converted Obligations (collectively, "Converted Loans") in such amounts as shall be necessary so that, after giving effect thereto, each Tranche B Lender holds participations in the principal amount of Converted Loans in an amount equal to its Conversion Percentage of all Converted Loans. All such participations shall be effected pro rata among the German Revolving Lenders and German Term Lenders in accordance with the amounts of their respective German Revolving Commitments and German Term Loans at the time of the Conversion Event. In the event the accrued and unpaid interest on the principal amounts of any Converted Loans and Tranche B Term Loans exchanged, at par, through such participations is different, the Lender acquiring a participation in the obligation with the greater amount of accrued interest will pay the transferring Lender, in dollars, the amount of any such excess by wire transfer of immediately available funds. Any reimbursed LC Disbursements which are made in respect of German Letters of Credit after a Conversion Event shall automatically be converted into a dollar reimbursement obligation of Holdings on the date of such LC Disbursement based on the Exchange

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Rate in effect on such date (and shall bear interest at the rate applicable to past due ABR Borrowings). In the event any German Letters of Credit are outstanding at the time of a Conversion Event, each Tranche B Lender will be deemed to have purchased (on a pro rata basis from the German Revolving Lenders) a participation therein, in accordance with the provisions of Section 2.05, in the amount of its Conversion Percentage of the amount of such Letter of Credit; PROVIDED, HOWEVER, that (i) payment of such Lender's Conversion Percentage of any unreimbursed LC Disbursements in respect of such Letter of Credit shall be made by transferring a participation in an equal principal amount of Tranche B Term Loans or by wire transfer of dollars, if no such Loans are then held by the Tranche B Lender, and (ii) to the extent an LC Disbursement in respect of such Letter of Credit is reimbursed by the relevant Borrower prior to any purchase pursuant to clause (i), the Issuing Bank will promptly purchase for dollars at par a participation in the Tranche B Term Loans of such Lender in an amount equal to such Lender's Conversion Percentage of the Dollar Equivalent of such reimbursement on the date made. Each Lender, each person acquiring a participation from any Lender as contemplated by this Section and each Loan Party hereby consents and agrees to the foregoing provisions. For purposes hereof, the "Conversion Percentage" of a Tranche B Lender shall mean a fraction, expressed as a decimal, in which (i) the numerator is the aggregate principal amount of the Tranche B Term Loans of such Lender immediately prior to a Conversion Event and (ii) the denominator is an amount equal to the sum, at such time, of (x) the aggregate principal amount of all outstanding Term Loans, (y) the aggregate amount of U.S. Revolving Exposures and (z) the aggregate amount of German Revolving Exposures. Promptly following any Conversion Event, the Administrative Agent shall advise the Lenders of their respective interests in the Converted Obligations and Tranche B Term Loans as a result thereof.

                  SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.
(a) If any Lender requests (or would be entitled to request, after giving effect to any designation of, or assignment to, one of its offices, branches or Affiliates hereunder) compensation under Section 2.15, or if a Borrower is required (or would be required) to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such other designation or such assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if a Borrower is or would otherwise be required to pay any amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then a Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the relevant Issuing Bank and the relevant Swingline Lender), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  Each Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. ORGANIZATION; POWERS. Each of the Company and its Subsidiaries is duly organized, validly existing and (in the case of the Company and the U.S. Subsidiaries) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to be so qualified and in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into or effected by each Loan Party are within such Loan Party's corporate







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powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of each Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, except with respect to indentures, agreements or other instruments governing Indebtedness which will be permanently repaid in full, and all other amounts owing under which will be paid in full, with the proceeds of, and substantially at the same time as, the initial Borrowings hereunder, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except Liens created under the Loan Documents.

                  SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.
(a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of operations and of cash flows and, in the case of clause
(i) below, of changes in common stockholders' equity, (i) as of and for the fiscal year ended December 31, 1995, reported on by Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1996, certified by its chief financial officer (collectively, the "Historical Statements"). The Historical Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) The Company has heretofore furnished to the Lenders its unaudited projected pro forma consolidating and consolidated balance sheets and income statements as of December 31, 1996 and for the year ended December 31, 1996, giving effect to the Acquisitions as if they had occurred on January 1, 1996 (the "Pro Forma Financial Statements"), each of which is contained in the Confidential Information Memorandum. Such Pro Forma Financial Statements have been prepared in good faith by the Company, based on assumptions believed by the management of the Company to be reasonable at the time made, accurately reflect all adjustments required to be made to give effect to the Acquisitions and present fairly on a pro forma basis the financial position and operations of the Company and Subsidiaries assuming that the Acquisitions had actually occurred at the beginning of the period covered thereby.

                  (c) Since December 31, 1995, there has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                  SECTION 3.05. PROPERTIES. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real property material to its business (including its Mortgaged Properties) as set forth on Schedule 3.05(a) and all personal property material to its business, in each case except for Liens permitted pursuant to Section 6.02 and for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) As of the Effective Date, neither the Company nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

                  SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Except for Disclosed Matters, each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, ERISA, regulations of the Board and environmental laws and regulations) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. TAXES. Except as set forth in Schedule 3.09, each of the Company and its Subsidiaries (a) has filed or caused to be filed all Tax returns and reports required to have been filed, all such Tax returns and reports being accurate in all material respects as and when filed, and (b) has paid or caused to be paid all Taxes shown as due thereon; except in each case for (x) filings or Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves, and (y) any failure to file or cause to be filed such Tax returns or reports, or to pay or cause to be paid such Taxes, to the extent that such failure could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. DISCLOSURE. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information contained in the Confidential Information Memorandum or furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant to Section 5.01 (other than paragraph (f) thereof), 5.02 or 5.03 of this Agreement (as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and with respect to assumptions utilized to compile pro forma historical financial statements, the Company represents only that such assumptions were believed to be reasonable at the time so utilized.

                  SECTION 3.12. SUBSIDIARIES. Schedule 3.12 sets forth as of the Effective Date the name of, and the ownership interest of the Company in, each Subsidiary of the Company and identifies each Subsidiary that is a Loan Party as of the Effective Date.

                  SECTION 3.13. INSURANCE. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Company and its Subsidiaries as of the Effective Date. All premiums in respect of such insurance due and payable on or before the Effective Date have been paid.

                  SECTION 3.14. LABOR MATTERS. Except as described in Schedule 3.14, as of the date hereof and the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair

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Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

                  SECTION 3.15. SOLVENCY. Immediately after the consummation of the Transactions to occur on the date of the initial Borrowing hereunder and immediately following the making of each Loan made on such date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of (i) Holdings and its Subsidiaries, taken in the aggregate, and
(ii) each U.S. Loan Party, at a fair valuation, will exceed their or its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of (i) Holdings and its Subsidiaries, taken in the aggregate, and (ii) each U.S. Loan Party will be greater than the amount that will be required to pay the probable liability on their or its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of (i) Holdings and its Subsidiaries, taken in the aggregate, and (ii) each U.S. Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no U.S. Loan Party will have and Holdings and its Subsidiaries, taken together, will not have unreasonably small capital with which to conduct the business in which it is or they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.


                                   ARTICLE IV

                                   CONDITIONS
                                   ----------

                  SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

               (a) The Syndication Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Syndication Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

               (b) The Syndication Agent shall have received favorable written opinions (addressed to the Syndication Agent and the Lenders and dated the Effective Date) of each of (i) Jones, Day, Reavis & Pogue, U.S. counsel for the Borrowers, substantially in the form of Exhibit L-1,
          (ii) Jones, Day, Reavis & Pogue, and Bose, McKinney & Evans, special counsel to the Borrowers as to Mortgages, substantially in the form of Exhibit L-2 and (iii) Jones, Day, Reavis & Pogue, German counsel to the Borrowers, substantially in the form of Exhibit L-3, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

               (c) The Syndication Agent shall have received such documents and certificates as the Syndication Agent or its counsel may reasonably request relating to the organization, existence and (in the case of the Company and the U.S. Subsidiary Loan Parties) good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Syndication Agent and its counsel.

               (d) The Syndication Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

               (e) The Syndication Agent shall have received, to the extent invoiced, all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

               (f) The Syndication Agent shall have received counterparts of (i) the Company Guarantee signed on behalf of the Company, (ii) the U.S. Subsidiary Guarantee Agreement signed on behalf of each U.S. Subsidiary Loan Party, and (iii) the German Subsidiary Guarantee signed on behalf of each German Group Member other than Holdings.

                  (g) The Collateral Agent shall have received (i) counterparts of the (x) the Company Pledge Agreement signed on behalf of the Company, (y) the Company Holdings Pledge Agreement signed and notarized on behalf of the Company and (z) the U.S. Subsidiary Pledge Agreement signed on behalf of each U.S. Subsidiary Loan Party, (ii) stock certificates representing all the outstanding shares of capital stock of each U.S. Subsidiary owned by or on behalf of the Company or any U.S. Subsidiary Loan Party, (iii) promissory notes evidencing all intercompany Indebtedness owed by any U.S. Subsidiary or the Company to the Company or any U.S. Subsidiary Loan Party and (iv) stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes.

                  (h) The Collateral Agent shall have received (i) counterparts of the Holdings Pledge Agreement signed and notarized on behalf of Holdings and (ii) counterparts of the Holdings Assignment of Claims signed on behalf of Holdings.

                  (i) The Collateral Agent shall have received (i) counterparts of (x) the Company Security Agreement signed on behalf of the Company and (y) the U.S. Subsidiary Security Agreement signed on behalf of each U.S. Subsidiary Loan Party and (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreements.

                  (j) The Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals and legal opinions as may be required pursuant to such Mortgages or as the Collateral Agent or the Required Lenders may reasonably request, including FIRREA appraisals to the extent required by applicable law or regulation.

                  (k) The Collateral Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Company, together with all attachments contemplated thereby, including (i) the results of a search of the Uniform Commercial Code

         (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and (ii) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

                  (l) The German Issuing Bank shall have issued a German Letter of Credit to Deutsche Bank in the stated amount of DM 30,000,000 and Deutsche Bank shall, in a manner reasonably satisfactory to the Administrative Agent, have (i) released all Liens securing Deutsche Bank's extensions of credit to any Subsidiary and (ii) agreed not to take or perfect any such Liens while this Agreement is in effect, except as otherwise permitted by Section 6.02.

                  (m) The Acquisitions shall have been consummated on or prior to the Effective Date and the Lenders shall be satisfied with the capitalization, structure and equity ownership of the Company and its Subsidiaries after the Acquisitions to the extent any of the foregoing varies in any material respect from the information with respect thereto set forth in the Confidential Information Memorandum. The aggregate fees and expenses in connection with the Acquisitions shall not exceed $10,000,000. The Lenders shall have received a certificate of a Financial Officer of the Company with respect to the foregoing matters, in form and detail reasonably satisfactory to the Syndication Agent.

                  (n) Except as permitted under Section 6.01(viii), all Indebtedness of the Company and its Subsidiaries, including those acquired in the Transactions (other than Indebtedness set forth on Schedule 6.01), shall have been repaid in full, and all obligations thereunder and security interests relating thereto shall have been discharged, and the Syndication Agent shall have received satisfactory evidence of such repayment and discharge.

                  (o) The Lenders shall have received the Historical Statements and the Pro Forma Financial Statements, and the Lenders shall be satisfied that the transactions in connection with the Acquisitions and the financing arrangements contemplated hereby are consistent with the sources and uses of funds shown on Schedule 4.01(o).

                  (p) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Company and its Subsidiaries may be subject and the plans of the Company with respect thereto, and the Lenders shall have received environ-mental assessments (including Phase I reports) satisfactory to the Lenders from an environmental consulting firm satisfactory to the Syndication Agent.

                  (q) The Lenders shall be reasonably satisfied in all respects with (i) the tax position and the contingent tax and other liabilities of the Company, the Acquired Entities and their respective subsidiaries and (ii) the arrangements of the Company, the Acquired Entities and their respective subsidiaries for the repatriation of revenues from foreign operations to the United States and, in each case, the plans of the Company with respect thereto.

                  (r) The Lenders shall be reasonably satisfied with the sufficiency of amounts available under the Revolving Facilities to meet the ongoing working capital requirements of the Company and its Subsidiaries following the Acquisitions and the consummation of the Transactions.

                  (s) The consummation of the Transactions shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, (i) any indenture relating to any Indebtedness of the Company, the Acquired Entities or any of the their respective subsidiaries that is not being repaid, repurchased or redeemed in connection with the Acquisitions or (ii) any other material agreement of the Company, the Acquired Entities or any of the their respective subsidiaries, and the Syndication Agent shall have received one or more legal opinions to such effect (including, as appropriate, those referred to in paragraph (b) above), satisfactory to the Syndication Agent, from counsel to the Borrowers satisfactory to the Syndication Agent.

                  (t) All requisite material Governmental Authorities and third parties shall have approved or consented to the Acquisitions and the Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Acquisitions or the other Transactions.

                  (u) The Syndication Agent shall have received evidence reasonably satisfactory to it that the Company has, and has caused each of its Subsidiaries to have, with financially sound and reputable insurance companies, insurance (or, to the extent customary for similar companies engaged in the same or similar businesses, self insurance) in such amounts and against such risks (including fire and other risks insured by extended coverage) as are customarily maintained by similar companies engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

The Syndication Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the Commitments of the Lenders shall terminate and the obligations of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Detroit time, on January 31, 1997.

                  SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of an Issuing Bank to issue, amend, renew or extend any Letter of Credit (any of the foregoing, a "CREDIT EVENT"), is (except as otherwise specifically provided in Section 2.04) subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event.

                  (b) At the time of and immediately after giving effect to such Credit Event, no Default shall have occurred and be continuing.

                  (c) In the event such Loan is to be made to a Subsidiary Borrower, the German Borrower Condition shall have been satisfied with respect to such Subsidiary Borrower at or prior to the time of such Borrowing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Company and the relevant Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all

LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Administrative Agent and each Lender:

                  (a) within 105 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, changes in stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated and, solely with respect to the consolidation of the Company and Holdings, consolidating balance sheet and related statements of operations and of cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.11, 6.12, 6.13 and 6.14 and setting forth reasonably detailed calculations of Excess Cash Flow for the periods covered thereby, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) as applicable, certifying as to the information required under Section 5.03(b);

               (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines and the preparation of which shall not require special procedures beyond those ordinarily employed in connection with such an examination conducted in accordance with generally accepted auditing standards);

               (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

               (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as either Agent or any Lender may reasonably request.

                  SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Company will furnish to the Administrative Agent and each Lender prompt written notice, within three Business Days of obtaining knowledge thereof, of the following:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

               (d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. INFORMATION REGARDING COLLATERAL. (a) The Company will furnish to the Collateral Agent prompt written notice of any change
(i) in any U.S. Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any U.S. Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any U.S. Loan Party's identity or corporate structure or (iv) in any U.S. Loan Party's Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Company shall deliver to the Collateral Agent a certificate of a Financial Officer of the Company (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreements for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  SECTION 5.04. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or

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dissolution permitted under Section 6.03 or any transaction permitted by
Section 6.04(b).

                  SECTION 5.05. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation.

                  SECTION 5.06. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.07. INSURANCE. (a) The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance (or, to the extent customary for similar companies engaged in the same or similar businesses, self insurance) in such amounts and against such risks (including fire and other risks insured by extended coverage) as are customarily maintained by similar companies engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

                  (b) All polices of casualty insurance maintained by or for the benefit of any U.S. Loan Party shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in favor of and satisfactory to the Collateral Agent, which endorsement shall provide that if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, or if the proceeds, payable thereunder are in an amount exceeding $1,000,000, then the insurance carrier shall pay all proceeds otherwise payable to any U.S. Loan Party under such policies directly to the Collateral Agent. All such policies also shall provide that neither the Company, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and shall contain a "Replacement Cost Endorsement", without any deduction for depreciation, "mortgagee's interest"/"breach of warranty coverage" and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent. The Company shall deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor to the extent due and payable.

                  (c) If at any time the area in which any Mortgaged Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Company shall obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

                  (d) With respect to any Mortgaged Property, the Company shall carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, with a customary combined single limit, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

                  (e) The Company shall notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by any U.S. Loan Party; and shall promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                  SECTION 5.08. BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities to the extent necessary to maintain financial records in accordance with GAAP. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by either Agent or any

Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.09. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.10. USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Term Loans and the Revolving Loans being made on the date of the initial Borrowing hereunder will be used only (a) to pay the purchase price (and related fees and expenses) in connection with the Acquisitions and (b) to repay Indebtedness of the Borrower and its Subsidiaries on such date. The proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes and not for any transaction that has not been approved or recommended by the board of directors, general partner or equivalent body of the Person to be acquired. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be limited to standby letters of credit, as opposed to trade letters of credit, and will be issued for general corporate purposes, including supporting industrial revenue bond obligations of the Company.

                  SECTION 5.11. SUBSIDIARIES. (a) If any additional Subsidiary is formed or acquired after the date hereof, the Company will notify the Administrative Agent and the Lenders thereof and (i) if such Subsidiary is a U.S. Subsidiary Loan Party, the Company will cause such Subsidiary to become a party to the U.S. Subsidiary Guarantee, the U.S. Subsidiary Pledge Agreement and the U.S. Subsidiary Security Agreement within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations of such Subsidiary as the Collateral Agent or the Required Lenders shall reasonably request, (ii) if such Subsidiary is a subsidiary of Holdings and a German Group Member, Holdings will (x) cause such Subsidiary to become a party to the German Subsidiary Guarantee and (y) execute and deliver to the Collateral Agent a Holdings Assignment of Claims with respect to inter-company Indebtedness of such Subsidiary owed to Holdings, and (z) if such Subsidiary is a directly owned Subsidiary of Holdings, pledge its shares of such Subsidiary pursuant to the Holdings Pledge Agreement, in each case within three Business Days after such Subsidiary is formed or acquired and (iii) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any

U.S. Loan Party, the Company will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to a Pledge Agreement within three Business Days after such Subsidiary is formed or acquired. Any shares of common stock of a Foreign Subsidiary to be pledged pursuant to the Company Pledge Agreement, the U.S. Subsidiary Pledge Agreement or any similar security document shall be limited to 65% of the outstanding shares of common stock of such Subsidiary).

                  (b) Holdings will continue to own, directly or indirectly, at least 51% of the capital stock of each of the German Loan Parties other than Holdings.

                  SECTION 5.12. FURTHER ASSURANCES. (a) The Company will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which either Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Company also agrees to provide to either Agent, upon request, lien searches reasonably satisfactory to such Agent relating to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Company or any U.S. Subsidiary Loan Party after the Effective Date or if Holdings acquires any stock in any additional direct Subsidiary of Holdings after the Effective Date (in each case, other than assets constituting Collateral under the Pledge Agreements or the U.S. Security Agreements), the Company will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Company will cause such assets or stock to be subjected to a Lien securing the Obligations (or in the case of Holdings, the Obligations secured under the Holdings Pledge Agreement) and will take, and cause the Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                  SECTION 5.13. CASUALTY AND CONDEMNATION. (a) The Company will furnish to the Agents and the Lenders prompt written notice of any significant casualty or other insured damage to any portion of any Mortgaged Property or the commencement of any action or proceeding for the taking of any Mortgaged Property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by the Company or any Subsidiary, such Net Proceeds shall be paid over to the Collateral Agent; PROVIDED that if the aggregate Net Proceeds in respect of such event are less than $750,000, such Net Proceeds shall be paid over to the Company unless a Default has occurred and is continuing. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Mortgage, subject to the provisions of the applicable Mortgage regarding application of such Net Proceeds during a Default.

                  (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that is 270 days after the occurrence of the event resulting in such Net Proceeds, then such Net Proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(c).

                  SECTION 5.14. RATE PROTECTION ARRANGEMENTS. On or prior to June 30, 1997, the Company and Holdings, respectively, will enter into, and thereafter maintain in effect, one or more Rate Protection Agreements (which, to the extent entered into with a Lender will be secured in the same manner as the Company's Obligations or Holdings' Obligations, as the case may be, but otherwise shall be unsecured), the effect of which shall be to limit at all times the interest payable in connection with a notional principal amount of Indebtedness not less than 50% of the principal amount of the Term Loans of the Company or of Holdings, as the case may be, outstanding hereunder from time to time to a maximum rate and on terms and conditions reasonably acceptable, taking into account current market conditions, to the Administrative Agent.

                  SECTION 5.15. FISCAL YEAR. The Company will, and will cause each of its Subsidiaries to, at all times maintain a fiscal year ending on December 31.

                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                 (ii) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                (iii) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; PROVIDED that Indebtedness of any Subsidiary that is not a Loan Party to the Company or any U.S. Subsidiary Loan Party shall be subject to Section 6.04;

                (iv) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; PROVIDED that Guarantees by the Company or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                 (v) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; PROVIDED that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $5,000,000 at any time outstanding and (C) the aggregate principal amount of all Basket Indebtedness at any time outstanding shall not exceed $15,000,000;

               (vi) Indebtedness of any Person that becomes a Subsidiary after the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, PROVIDED that (A) such Indebtedness (other than any such renewal or replacement Indebtedness) exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $10,000,000 at any time outstanding and (C) the aggregate principal amount of all Basket Indebtedness at any time outstanding shall not exceed $15,000,000;

               (vii) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

               (viii) until the Deutsche Bank Termination Date, but not thereafter, Indebtedness of Holdings or any Subsidiary of Holdings under a revolving line of credit from Deutsche Bank in an aggregate principal amount at any time outstanding not in excess of DM 30,000,000, which Indebtedness is supported by a German Letter of Credit issued by the German Issuing Bank in the maximum stated amount of DM 30,000,000 but is otherwise unsecured; and

               (ix) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; PROVIDED that the aggregate principal amount of Basket Indebtedness shall not exceed $15,000,000 at any time outstanding.

                  SECTION 6.02. LIENS; SALE AND LEASE-BACK TRANSACTIONS. (a) The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i) Liens created under the Loan Documents;

               (ii) Permitted Encumbrances;

               (iii) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (A) such Lien does not secure any Indebtedness which is not permitted by Section 6.01, (B) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (C) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (D) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                 (v) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; PROVIDED that (A) such security interests secure Indebtedness permitted by clause (v) of
         Section 6.01, (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement (except in the case of any extension, renewal or replacement Indebtedness permitted by
         Section 6.01(v) and Liens securing the same), (C) the Indebtedness secured thereby (other than Capital Lease Obligations) does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

                (vi) Liens in favor of the Company or any Subsidiary;

               (vii) any interest of a lessor in the property subject to any capital lease or operating lease not prohibited by the other provisions of this Agreement;

              (viii) any option or other agreement to purchase any asset of the Company or any Subsidiary the purchase, sale or other disposition of which is not otherwise prohibited under this Agreement or any other Loan Document;

                (ix) any interest or title of any consignor of goods consigned to, or of any creditor of any consignor in goods consigned to such consignee by, the Company or any Subsidiary;

                 (x) judgment Liens in respect of any judgment to the extent that the failure to discharge which, or the existence of which, does not constitute an Event of Default and as to which no foreclosure action has been taken;

               (xi) rights of setoff and other interests and claims in favor of any financial institution with which the Company or any Subsidiary maintains a lockbox or other deposit account;

               (xii) leases or subleases granted to others that do not materially interfere with the intended use of the relevant property by the Company or its Subsidiaries;

               (xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or any of its Subsidiaries and, to the extent such arrangements constitute Indebtedness, securing Indebtedness permitted by Section 6.01(v) or (vi); and

               (xiv) Liens on any proceeds (including, without limitation, insurance, condemnation, eminent domain and analogous proceeds) of any property subject to a Lien permitted pursuant to the foregoing provisions of this Section, and Liens on a product or mass which includes goods subject to a Lien permitted by the foregoing provisions of this Section, to the extent contemplated by Section 9-315 of the Uniform Commercial Code of the State of New York.

                  (b) The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  SECTION 6.03. FUNDAMENTAL CHANGES. (a) The Company will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; PROVIDED that (x) any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by the provisions of Section 6.04 (other than Section 6.04(b)(ii)(y), which shall not provide the basis for any such merger being permissible under this Section) and
(y) a Subsidiary that is a Borrower may not merge, consolidate, liquidate or dissolve unless, in addition to the foregoing conditions, the surviving entity, or the entity into which such Subsidiary liquidates or dissolves, is a Borrower and assumes all Obligations of such Subsidiary in a manner satisfactory to the Administrative Agent.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  SECTION 6.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS; ASSET SALES. (a) The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person make or permit to exist any loans or advances to any other Person, Guarantee any obligations of any other Person, pay any Invested Entity Expenses, or make or permit to exist any investment or any other interest in any other Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (all the foregoing, collectively, "INVESTMENTS"), except:

                  (i) Permitted Investments;

                  (ii) Investments existing on the date hereof in Subsidiaries and Invested Entities and Investments received as dividends or distributions in respect thereof or in exchange therefor, provided in each case that any transaction giving rise thereto is not otherwise prohibited by this Agreement or any other Loan Document;

                  (iii) Investments by the Company and its wholly owned Subsidiaries in the capital stock of their wholly owned Subsidiaries (or of Persons that, after giving effect to such Investment, will become wholly owned Subsidiaries) or in assets of any other Person constituting a business unit; PROVIDED that any such shares of capital stock held by a U.S. Loan Party or held directly by Holdings, and the shares of capital stock of any Subsidiary (to the extent held by the

          Company or any U.S. Subsidiary or directly by Holdings) acquiring assets constituting a business unit shall, in each case, be pledged pursuant to the applicable Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.11);

               (iv) loans or advances made by the Company to any wholly owned Subsidiary and made by any Subsidiary to the Company or any wholly owned Subsidiary; PROVIDED that any such loans and advances made by
          (x) a U.S. Loan Party shall be pledged pursuant to the applicable Pledge Agreement and evidenced by a promissory note so pledged and (y) Holdings shall be assigned to the Lenders pursuant to a Holdings Assignment of Claims delivered to the Collateral Agent;

               (v) Guarantees constituting Indebtedness permitted by Section
          6.01;

               (vi) Investments acquired in exchange for or in satisfaction of any payment claim against another Person in connection with a workout or reorganization of, or bankruptcy or insolvency proceeding relating to, or a claim settlement with, such Person;

               (vii) Hedging Agreements, to the extent permitted by Section 6.05 and covered by this Section 6.04;

               (viii) Investments made after the date hereof by the Company or any Subsidiary in Invested Entities or non-wholly owned Subsidiaries, provided the aggregate amount of all such Investments outstanding from time to time does not exceed $5,000,000;

               (ix) other Investments, provided that the amount thereof on the date when made, when added to the sum of (x) the aggregate amount of then outstanding Investments theretofore made pursuant to this clause
          (ix) and that will be outstanding immediately after giving effect to the proposed investment and (y) the aggregate amount of Restricted Payments theretofore made (or declared but not yet paid) pursuant to
          Section 6.06(a)(iv), does not exceed an amount equal to (I) 25% of the aggregate amount of Excess Cash Flow for each fiscal year ended on or after December 31, 1997 and prior to such date in which Excess Cash Flow is positive MINUS (II) 100% of Excess Cash Flow for any such fiscal year in which Excess Cash Flow is negative.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock (but excluding payments or transfers of cash in connection with transactions not otherwise prohibited hereby or by any other Loan Document), except:

               (i) sales of inventory, used or surplus property and sales of Permitted Investments, in each case in the ordinary course of business;

               (ii) (x) transfers of the purchase price of Investments permitted by paragraph (a) of this Section, transfers constituting Restricted Payments permitted by Section 6.06, (y) transfers consisting of Liens permitted by Section 6.02 and transfers and other dispositions permitted by Section 6.03(a);

               (iii) sales, transfers, leases and dispositions to the Company or a Subsidiary; PROVIDED that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.07; and

               (iv) the sale or disposition of the capital stock or assets of Sintermetallwerk Lubeck GmbH and of Pressmetall Krebsoege GmbH, provided that the Net Proceeds thereof are applied in accordance with
          Section 2.11(b);

PROVIDED that all sales, transfers, leases and other dispositions permitted by clauses (i) and (iv) above shall be made for fair value and solely for cash consideration (or for Investments permitted by Section 6.04(a)(vi) in the circumstances described therein).

                  SECTION 6.05. HEDGING AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (i) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and
(ii) Rate Protection Agreements entered into pursuant to Section 5.14.

                  SECTION 6.06. RESTRICTED PAYMENTS; PREPAYMENT OF DEBT. (a) The Company will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) subject to Section 5.04, Subsidiaries may declare and pay dividends or make other distributions ratably with respect to their capital stock, (iii) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries and (iv) the Company may, provided no Default is continuing or would result therefrom, pay cash dividends with respect to its capital stock in any fiscal year, not earlier than the date of delivery of financial statements under Section 5.01(a) in respect of the immediately preceding fiscal year and not later than June 30 of the current fiscal year, in an aggregate amount not in excess of 25% of Excess Cash Flow, if positive, for such immediately preceding fiscal year MINUS any portion of such Excess Cash Flow theretofore relied upon to make Investments under Section 6.04(a)(ix).

                  (b) The Company will not, and will not permit any Subsidiary to, repay, prepay or purchase any Indebtedness for borrowed money of the Company or any Subsidiary (other than intercompany Indebtedness owed by the Company or a Subsidiary to the Company or a Subsidiary), except:

               (i) the Indebtedness under the Loan Documents;

               (ii) payments of Indebtedness permitted under Section 6.01 in conformity with the regularly scheduled maturity thereof or mandatory payment provisions thereof;

               (iii) if no Default has occurred and is continuing or would result therefrom, refinancings permitted by Section 6.01;

               (iv) the Indebtedness described in clause (viii) of Section 6.01; and

               (v) Indebtedness under the Company's Swedish credit facility in an aggregate principal amount not to exceed SEK 13,500,000.

                  SECTION 6.07. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Company and direct or indirect wholly owned Subsidiaries of the Company not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06 and (d) as set forth on Schedule 6.07(d).

                  SECTION 6.08. RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other consensual arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary (or any assets of any Subsidiary) pending such sale, provided such restrictions and conditions apply only to the Subsidiary (or the assets) to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness (including in the case of Capital Lease Obligations, the assets subject thereto) and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof or to restrictions on Liens on assets transferred to the Company on a consignment basis.

                  SECTION 6.09. CAPITAL EXPENDITURES. The Company will not, and will not permit any of its Subsidiaries to, make cash Capital Expenditures in any fiscal year set forth below to the extent that the aggregate amount thereof for the Company and all its Subsidiaries would exceed the sum of (i) the amount set forth opposite such fiscal year in the table below PLUS (ii) the lesser of
(x) the excess, if any, of the amount of Capital Expenditures set forth in the table below in respect of the immediately prior fiscal year over the aggregate cash Capital Expenditures made in such prior fiscal year and (y) 25% of the amount of Capital Expenditures set forth in the table below in respect of the immediately prior fiscal year, PROVIDED that Capital Expenditures constituting the application of cash held by the trustee under the Richton IRB for Capital Expenditures relating to the Richton Park facility shall not constitute Capital Expenditures for purposes of this Section:


      FISCAL YEAR                                   CAPITAL EXPENDITURE AMOUNT
      -----------                                   --------------------------

          1996                                                $25,000,000
          1997                                                 23,000,000
          1998                                                 22,000,000
          1999                                                 22,000,000
          2000                                                 22,000,000
          2001                                                 24,500,000
          2002                                                 26,500,000
          2003 and thereafter                                  28,500,000


                  SECTION 6.10. OTHER ARRANGEMENTS. The Company will not and will not permit any of its Subsidiaries to, directly or indirectly terminate, amend, waive or permit to be terminated, amended or waived any agreement governing Indebtedness or any other material agreement in a manner adverse in any material respect to the interests of the Lenders.

                  SECTION 6.11. DEBT TO CONSOLIDATED EBITDA. The Company will not (i) permit the ratio of Total Debt to 400% of Consolidated EBITDA for the fiscal quarter ending March 31, 1997, to be greater than 4.25 to 1.00 on any date from March 31, 1997 through June 29, 1997, (ii) permit the ratio of Total Debt to 200% of Consolidated EBITDA for the six month period ending June 30, 1997, to be greater than 4.25 to 1.00 on any date from June 30, 1997 through September 29, 1997, (iii) permit the ratio of Total Debt to 133 1/3% of Consolidated EBITDA for the nine month period ending September 30, 1997, to be greater than 4.25 to 1.00 on any date from September 30, 1997 through December 30, 1997 and (iv) on any date on or after December 31, 1997, permit the ratio of Total Debt to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date to be greater than the ratio set forth below in respect of the relevant period that includes the last day of such period of four consecutive fiscal quarters:


               LAST DAY OF FOUR FISCAL
               -----------------------
                 QUARTERS OCCURRING                                 RATIO
                 ------------------                                 -----

         On or after December 31, 1997 and
             on or prior to June 30, 1998                         4.25 to 1.00
         After June 30, 1998, and on or
             prior to December 31, 1999                           3.75 to 1.00
         After December 31, 1999 and on or
             prior to December 31, 2000                           3.00 to 1.00
         After December 31, 2000                                  2.50 to 1.00


                  SECTION 6.12. FIXED CHARGE COVERAGE RATIO. The Company will not permit the Fixed Charge Coverage Ratio (i) for any of the periods of one, two, three or four fiscal quarters ending March 31, 1997, June 30, 1997, September 30, 1997, or December 31, 1997, respectively, to be less than 1.00 to 1.00, (ii) for any period of four fiscal quarters ending March 31, 1998 and June 30, 1998 to be less than 1.00 to 1.00, (iii) for any period of four fiscal quarters ending on or after September 30, 1998, and on or before December 31, 1999 to be less than 1.05 to 1.00 or (iv) for any period of four consecutive fiscal quarters ending on or after March 31, 2000 to be less than 1.10 to 1.00.

                  SECTION 6.13. INTEREST COVERAGE RATIO. The Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any of the periods of one, two, three or four fiscal quarters ended March 31, 1997, June 30, 1997, September 30, 1997, or December 31, 1997, respectively, to be less than 3.00 to 1.00, or for any period of four consecutive fiscal quarters ending on or after March 31, 1998 to be less than the ratio set forth below opposite the period which includes the last day of such period of four consecutive quarters:

                    PERIOD                                      RATIO
                    ------                                      -----

         Through June 30, 1998                                3.25 to 1.00
         From July 1, 1998 through December 31, 1998          3.50 to 1.00
         From January 1, 1999 through December 31, 1999       3.75 to 1.00
         From January 1, 2000 through June 30, 2000           4.00 to 1.00
         Thereafter                                           4.50 to 1.00


                  SECTION 6.14. NET WORTH. The Company will not permit its Consolidated Net Worth on any date (i) through and including December 30, 1996, to be less than $48,500,000, and (ii) on or after December 31, 1996, to be less than (x) the greater of $48,500,000 and 90% of the Company's Consolidated Net Worth as reported in its audited financial statements for the year ending December 31, 1996, plus (y) 50% of Consolidated Net Income of the Company, if positive, for each fiscal year ending after December 31, 1996, plus (z) if such date is not the last day of a fiscal year, 50% of Consolidated Net Income of the Company, if positive, for the period consisting of any fiscal quarters of the then current fiscal year that have ended on or before such date.

                  SECTION 6.15. EBITDA. The Company will not permit Consolidated EBITDA of the Company and its Subsidiaries for the fiscal quarter ending March 31, 1997, to be less than $15,000,000, for the period of two fiscal quarters ending June 30, 1997 to be less than $30,000,000, for the period of three fiscal quarters ending September 30, 1997 to be less than $40,000,000 and for any period of four consecutive fiscal quarters ended on or after December 31, 1997 to be less than the amount set forth below opposite the period which includes the last day of such period of four fiscal quarters:

                  PERIOD                                         AMOUNT
                  ------                                         ------

Through December 31, 1997                                    $55,000,000
From January 1, 1998 through September 30, 1998               60,000,000
From October 1, 1998 through December 31, 1998                65,000,000
From January 1, 1999 through September 30, 1999               67,500,000
From October 1, 1999 through December 31, 1999                72,500,000
From January 1, 2000 through September 30, 2000               75,000,000
From October 1, 2000 through December 31, 2000                80,000,000
On and after January 1, 2001                                  85,000,000



                                   ARTICLE VII

                                EVENTS OF DEFAULT
                                -----------------

                  If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation of such Borrower in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) any Borrower shall fail to pay any interest on any Loan of such Borrower or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by such Borrower under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 or
         5.10 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

                  (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable or within any period of grace applicable thereto;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that at the time enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf with the giving of notice (after giving effect to any applicable period of grace) to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of, or casualty, condemnation or other involuntary occurrence with respect to, the property or assets securing such Indebtedness (including assets subject to Capital Lease Obligations);

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any other Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Company or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any other Loan party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Company or any other Loan Party shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (or the Dollar Equivalent thereof) shall be rendered against the Company, any other Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any other Loan Party to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or

         (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Pledge Agreement;

                  (n) any of the Guarantee Agreements or Security Agreements shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Loan Party; or

                  (o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.


                                  ARTICLE VIII

                                   THE AGENTS
                                   ----------

                  Each of the Lenders and each Issuing Bank hereby irrevocably appoints each Agent as its agent, including, without limitation, to accept, as Collateral Agent on behalf of each Lender, the pledge of shares in any Subsidiary as security for the Obligations of any Loan Party, and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to the such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, in which case the Administrative Agent shall promptly give notice to the Lenders of the receipt of such notice of Default, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. NBD Bank has appointed its Affiliate, The First National Bank of Chicago, to act as a sub-agent in respect of the German Loan Parties and Loans and payments to be made hereunder in Deutschemarks.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this

Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  Each Lender hereby (i) appoints the Collateral Agent the attorney-in-fact of such Lender to execute and deliver, on behalf of and in the name of such Lender, any pledge agreement, guarantee or assignment of claims of any subsidiary of the Company or Holdings in favor of such Lender, (ii) authorizes the Collateral Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of the Collateral Agent for any such purpose and (iii) approves, pursuant to Section 185 of the German Civil Code, the acts performed and declarations made by Claus Gerber before Notary Dr. Pilger in Frankfurt am Main, Germany on December 17, 1996 in connection with the pledge to the Lenders of shares in Holdings (Notary's Document No. 529/96), Krebsoege Sinterholding Gmbh (Notary's Document No. 530/96) and Metallwerk Langensalza Gmbh (Notary's Document No. 531/96). The Lenders hereby relieve Claus Gerber from the self-dealing restrictions imposed by Section 181 of the German Civil Code.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

                  SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to the Company, to it at 50 Public Square (Suite 3200), Cleveland, OH 44113, Attention of Michael T. Kestner (Telecopy No.
          (216) 771-1711), with a copy, which shall not constitute notice, to Chris Kelley, Esq., Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114 (Telecopy No. (216) 586-0212);

               (b) if to any German Borrower, to it (in care of Holdings) at 50 Public Square (Suite 3200), Cleveland, Ohio 44113, Attention of Michael T. Kestner (Telecopy No. (216) 771-1711), with a copy, which shall not constitute notice to Jurgen Reemers, Esq., Jones, Day, Reavis & Pogue, Bockenheimer Landstrasse 42, 60323 Frankfurt-am-Main, Germany;

               (c) if to the Administrative Agent, to NBD Bank, 611 Woodward Avenue, Detroit, Michigan 48226, Attention of Agency Administrators (Telecopy No. (313) 225-2747) or, in the case of notices relating to German

          Swingline Borrowings, to The First National Bank of Chicago, Frankfurt Branch, at Hochstrasse 35, 60313 Frankfurt-am-Main, Germany, Attention of Steve Voigt (Telecopy No. 011-49-69-299876-80);

               (d) if to the Collateral Agent, to it at 611 Woodward Avenue, Detroit, Michigan 48226, Attention of Agency Administrators (Telecopy No. (313) 225-2747);

               (e) if to the German Issuing Bank, to First National Bank of Chicago, Frankfurt Branch, at Hochstrasse 35, 60313 Frankfurt-am-Main, Germany, Attention of Steve Voigt (Telecopy No. 011-49-69-299876-80);

               (f) if to the U.S. Issuing Bank, to NBD Bank, at 611 Woodward Avenue, Detroit, Michigan 48226, Attention of Agency Administrators, (Telecopy No. (313) 225-2747);

               (g) if to the German Swingline Lender, to First National Bank of Chicago, Frankfurt Branch, at Hochstrasse 35, 60313 Frankfurt-am-Main, Germany, Attention of Steve Voigt (Telecopy No. 011-49-69-299876-80);

               (h) if to the U.S. Swingline Lender, to NBD Bank at 611 Woodward Avenue, Detroit, Michigan 48226, Attention of Agency Administrators (Telecopy No. (313)-225-2747); and

               (i) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by either Agent, either Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether an Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Agent thereunder and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender or increase the express obligations of any Lender hereunder (it being agreed that waivers, amendments or other modifications relating to Defaults, Events of Default, representations, warranties, conditions to borrowing, or covenants or other obligations of any Loan Party that otherwise may be approved by the Required Lenders shall be deemed not to increase an obligation of any Lender hereunder) without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, waive any mandatory prepayment required by Section 2.11, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release the Company or any Subsidiary Loan Party from its Guarantee under the relevant Guarantee Agreement (except as expressly provided in such Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender affected thereby, (vii) release any substantial portion of the Collateral from the Liens of the Security Documents, except as expressly provided in such Security Document, without the written consent of each Lender affected thereby, (viii) waive any of the conditions in Section 4.01, without the written consent of each Lender affected thereby, (ix) modify the terms affecting any issued and outstanding Letter of Credit without the consent of the relevant Issuing Bank or (x) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent, either Issuing Bank or the Swingline Lender hereunder without the prior written consent of such Agent, Issuing Bank or the Swingline Lender, as the case may be. The foregoing shall not affect the ability of the Administrative Agent or the Collateral Agent pursuant to Section 9.15 to terminate Liens and security interests created by the Loan Documents without the consent of the Lenders affected thereby.

                  SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent, the Syndication Agent and their respective Affiliates, (x) in connection with the syndication of the credit facilities provided for herein, the preparation and ordinary administration of the Loan Documents, including the reasonable fees, charges and disbursements of a single overall counsel, and appropriate local counsel, including German counsel, for the Agents and (y) in connection with any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Agents, (ii) all reasonable out-of-pocket expenses incurred by either Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the either Agent, either Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for either Agent, the Syndication Agent, either Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, PROVIDED that the Lenders shall bear the cost and expense of any visit or inspection pursuant to
Section 5.08 unless a Default shall have occurred and be continuing.

                  (b) The Company shall indemnify each Agent, the Syndication Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, relating to or arising in connection with (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or
(iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Company fails to pay any amount required to be paid by it to either Agent, the Syndication Agent, either Issuing Bank or either Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Syndication Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Syndication Agent, such Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than three Business Days after written demand therefor.

                  SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company (unless an Event of Default has occurred and is continuing) and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the relevant Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, including the same proportionate part of the assignor's U.S. Revolving Commitment, German Revolving Commitment and Tranche A Term Loans and German Term Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such

Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks, mutual funds or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vii) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 or 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply, and in fact complies, with Section 2.17(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent, either Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.14 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent, either Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against, any Borrower or its properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01, and each Loan Party organized outside the United States hereby irrevocably appoints the Company as its agent for service of process of any of the courts mentioned in this Section. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF

OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. CONFIDENTIALITY. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent, either Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "INFORMATION" means all information received from the Company relating to the Company or its business, other than any such information that is available to either Agent, either Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Company; PROVIDED that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 9.15. RELEASE OF LIENS AND GUARANTEES. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the capital stock, assets or property of such Loan Party in a transaction not prohibited by this Agreement or any other Loan Document, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by such Loan Party and at such Loan Party's expense to release (or to confirm and acknowledge the release of) any Liens created by any Loan Document in respect of such capital stock, assets or property, and, in the case of a disposition of all or substantially all the capital stock or assets of any Subsidiary party to a Guarantee Agreement terminate such Subsidiary's obligations under the relevant Guarantee Agreement and the other Security Documents to which it is a party. In addition, the Administrative Agent and the Collateral Agent agree to execute and deliver such documents and instruments (not constituting amendments or waivers hereof) and to take such other actions as are reasonably requested by such Loan Party and at such Loan Party's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations of such Loan Party are paid in full and all Letters of Credit and Commitments are terminated.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                             SINTER METALS, INC.,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                             SINTER METALS, GMBH,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                             SALOMON BROTHERS INC, as
                                             Syndication Agent,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:









                                             SALOMON BROTHERS HOLDING
                                             COMPANY INC,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                         NBD BANK, individually and as
                                         Administrative Agent and Collateral
                                         Agent,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO, Frankfurt Branch,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                          CITICORP USA, INC.,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                             CITIBANK, N.A., London,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                             KEYBANK NATIONAL ASSOCIATION,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                             BHF -- BANK Aktiengesellschaft,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:







                                             BAYERISCHE VEREINSBANK AG,
                                             New York Branch,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:



                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:





                                             THE CHASE MANHATTAN BANK,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                             MELLON BANK N.A.,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                             SENIOR DEBT PORTFOLIO,

                                                 by  BOSTON MANAGEMENT AND
                                                     RESEARCH, as Investment
                                                     Advisor,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:






                                             ALLSTATE LIFE INSURANCE
                                             COMPANY,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                             COMPAGNIE FINANCIERE DE CIC ET
                                             DE L'UNION EUROPEENNE,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:







                                             KZH HOLDING CORPORATION,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                             MEDICAL LIABILITY MUTUAL
                                             INSURANCE COMPANY,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:







                                             VAN KAMPEN AMERICAN CAPITAL
                                             PRIME RATE INCOME TRUST,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                             THE MITSUBISHI TRUST AND
                                             BANKING CORPORATION,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:





                                             BANKERS TRUST COMPANY,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:









                                          PRIME INCOME TRUST,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:








                                             MERRILL LYNCH SENIOR FLOATING
                                             RATE FUND, INC.,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:







                                             CRESCENT/MACH I PARTNERS, L.P.

                                                 by  TCW ASSET MANAGEMENT
                                                     COMPANY, its Investment
                                                     Manager,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:






                                             KEYPORT LIFE INSURANCE
                                             COMPANY,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title: